                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                              ASARCO Incorporated
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                                     [LOGO] ASARCO

RICHARD DE J. OSBORNE CHAIRMAN OF THE BOARD

                                                                  March 7, 1996


Dear Stockholder:

  You are cordially invited to attend the annual meeting of stockholders which will be held in the Ground Floor Auditorium, 1 Chase Manhattan Plaza, New York, New York on Wednesday, April 24, 1996, at 2 P.M. We hope you can be with us.

  At the meeting, you will be asked to elect directors and to approve the selection of auditors. You will also be asked to act upon proposals to adopt a 1996 Stock Incentive Plan and an Incentive Compensation Plan for Senior Officers.

  The meeting also provides an opportunity to give you a current report on the activities of the Company and its plans and prospects for the future.

  It is important that your shares be represented at the meeting whether or not you are able to attend in person. Therefore, you are asked to vote, sign, date and mail the enclosed proxy. Please do so today.

                                     Sincerely,

                                     /s/ Richard de J. Osborne

                                     Richard de J. Osborne
                                     Chairman and Chief Executive Officer

   ASARCO INCORPORATED, 180 MAIDEN LANE, NEW YORK, N.Y. 10038 (212) 510-2000

LOGO

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD APRIL 24, 1996

To the Stockholders:


  The annual meeting of stockholders of ASARCO Incorporated will be held in the Ground Floor Auditorium, 1 Chase Manhattan Plaza, New York, New York on Wednesday, April 24, 1996, at 2 P.M. for the following purposes:


  (1) To elect three directors to serve until the 1999 annual meeting of stockholders.

  (2) To act upon a proposal to approve the selection by the Board of Directors, upon recommendation of the Audit Committee, of Coopers & Lybrand as independent auditors for the calendar year 1996.

  (3)  To act upon a proposal to adopt a 1996 Stock Incentive Plan.

  (4) To act upon a proposal to adopt an Incentive Compensation Plan for Senior Officers.

  (5)  To transact such other business as may properly come before the meeting.

  Stockholders of record at the close of business on March 8, 1996 will be entitled to vote at the annual meeting. Stockholders of record who attend the annual meeting in person may withdraw proxies and vote in person if they wish.

                                          By order of the Board of Directors,
                                                         R. Ferri
                                                         Secretary

New York, N.Y., March 7, 1996

                            YOUR VOTE IS IMPORTANT
                   Please mark, sign, date and return your
                                    proxy.

                                PROXY STATEMENT

  This proxy statement is furnished as part of the solicitation by the Board of Directors of ASARCO Incorporated, 180 Maiden Lane, New York, N.Y. 10038 ("Asarco" or the "Company") of the proxies of all stockholders entitled to vote at the annual meeting to be held on April 24, 1996 and at any adjournment thereof. This proxy statement and the enclosed form of proxy are being mailed, commencing on or about March 12, 1996, to stockholders of record on March 8, 1996. Any proxy in the enclosed form given pursuant to this solicitation and received in time for the annual meeting will be voted with respect to all shares represented by it and in accordance with the instructions, if any, given in such proxy. If the Company receives a signed proxy with no voting instructions given, such shares will be voted for the election of directors and for the proposals. Any proxy may be revoked at any time prior to the exercise thereof by notice from the stockholder, received in writing by the Secretary, or by written ballot voted at the meeting.

  At the close of business on February 29, 1996, the Company had outstanding 42,630,720 shares of Common Stock, without par value. Each share of Common Stock outstanding at the March 8, 1996 record date will be entitled to one vote at the annual meeting. The presence in person or by proxy of the holders of record of a majority of the shares entitled to vote at the meeting shall constitute a quorum. Abstentions, votes withheld and broker non-votes are counted for quorum purposes but are not counted either as votes cast "For" or "Against". A plurality of the votes cast is required for the election of directors. The affirmative vote of a majority of the votes cast at the meeting on each proposal by the holders of shares entitled to vote thereon is required to approve each of the other matters described in this proxy statement.

  When a stockholder participates in the Dividend Reinvestment Plan applicable to the Company's Common Stock, his proxy to vote shares of Common Stock will include the number of shares held for him by The Bank of New York, the agent under the plan. If the stockholder does not send any proxy, the shares held for his account in the Dividend Reinvestment Plan will not be voted. Shares of Common Stock owned under the Company's Savings Plans will be voted by the trustee under the plans in accordance with the instructions contained in the proxy submitted by the beneficial stockholder. Any shares held by the trustee as to which it receives no voting instructions will be voted by the trustee in the same proportion as the shares for which it has received voting instructions.

                             ELECTION OF DIRECTORS

  At the recommendation of the Company's Organization and Compensation Committee and pursuant to a resolution of the Board of Directors adopted on January 31, 1996, three nominees are proposed for election at the annual meeting. One director is retiring at the annual meeting, and the remaining eight directors will continue to serve in accordance with their previous election. All of the nominees are currently directors. All current directors were elected to their present term of office at a previous annual meeting of stockholders.

  The Company's Restated Certificate of Incorporation, as amended, provides that there shall be three classes of directors, as nearly equal in number as possible, each class to be elected for a three-year term. The Board of Directors has currently fixed the number of directors at eleven. At its meeting held on January 31, 1996, the Board of Directors of the Company nominated Willard C. Butcher, Martha T. Muse and Richard de J. Osborne for election as Class II directors to serve until the 1999 annual meeting of stockholders. Messrs. Butcher and Osborne, Ms. Muse and Harry Holiday, Jr. are currently serving as Class II directors with a term of office expiring in 1996. Mr. Holiday will retire at the expiration of his term of office on April 24, 1996, and will not be standing for re-election.

  Proxies in the enclosed form will be voted, unless authority is withheld, for the election of the three nominees named below. If any person should be unavailable for election, proxies will be voted for another individual chosen by the Board of Directors as a substitute for the unavailable nominee, unless the Board of Directors adopts a resolution pursuant to the By-Laws reducing the number of directors.

                       NOMINEES FOR ELECTION AS DIRECTORS

                                    Class II
            (to serve until the 1999 annual meeting of stockholders)

                                                                           DIRECTOR
       FOR DIRECTOR                                                    AGE  SINCE
       ------------                                                    --- --------
 Willard C. Butcher...... Director of Texaco Inc., International Pa-    69   1974
                           per Company and M.I.M. Holdings Limited,
                           and member of the International Advisory
                           Board of Banca Nazionale del Lavoro. Mr.
                           Butcher was Chairman of the Executive Com-
                           mittee of The Chase Manhattan Bank, N.A.
                           from November 1, 1990 until October 31,
                           1991 and was Chairman of the Board and
                           Chief Executive Officer of the bank from
                           1981 through October 1990. Mr. Butcher was
                           also Chairman of the Board and Chief Exec-
                           utive Officer of The Chase Manhattan Cor-
                           poration from 1981 through October 1990.
 Richard de J. Osborne... Chairman of the Board, Chief Executive Of-    61   1976
                           ficer and President of the Company since
                           December 1, 1985 and President of the Com-
                           pany from 1982; non-executive Chairman of
                           the Board and director of Southern Peru
                           Copper Corporation; director of Schering-
                           Plough Corporation, M.I.M. Holdings Limit-
                           ed, Grupo Mexico, S.A. de C.V. and The
                           Tinker Foundation Incorporated.
 Martha T. Muse.......... Chairman of The Tinker Foundation Incorpo-    69   1994
                           rated (not-for-profit corporation) since
                           January 1996; previously its President and
                           Chief Executive Officer from 1975 to 1995,
                           its President from 1968 and its Executive
                           Director from 1965 to 1968; director
                           emerita of Columbia University; director
                           of The Bank of New York and The Bank of
                           New York Company, Inc.

                    DIRECTORS WHOSE TERM OF OFFICE CONTINUES

                                   Class III
            (serving until the 1997 annual meeting of stockholders)

                                                                         DIRECTOR
        DIRECTOR                                                     AGE  SINCE
        --------                                                     --- --------
James C. Cotting........ Director of Navistar International Corpora-  62   1987
                          tion, USG Corporation and the Interlake
                          Corporation; member of the Board of Gover-
                          nors of the Chicago Stock Exchange; alter-
                          nate director of MIM Holdings Limited. Mr.
                          Cotting was Chairman of the Board of
                          Navistar International Corporation (truck
                          and engine manufacturer) from April 1,
                          1995 to March 31, 1996. He was Chairman
                          and Chief Executive Officer of Navistar
                          from 1987 through March 1995.
David C. Garfield....... Director of Schering-Plough Corporation.     68   1984
                          Mr. Garfield was consultant to Ingersoll-
                          Rand Company (machinery manufacturer) from
                          June 1986 until June 1992. Mr. Garfield
                          was President of Ingersoll-Rand Company
                          from 1981 through May 1986 and previously
                          its Vice Chairman.
E. Gordon Gee........... President of The Ohio State University       52   1989
                          since September 1990; from 1985 until Au-
                          gust 1990, President of the University of
                          Colorado; from 1981 to 1985, President of
                          West Virginia University; director of Banc
                          One Corporation, The Limited, Inc.,
                          Glimcher Realty Trust and Intimate Brands
                          Inc.
James Wood.............. Chairman of the Board and Chief Executive    66   1989
                          Officer of The Great Atlantic & Pacific
                          Tea Company, Inc. (supermarket chain)
                          since 1980; previously its President from
                          1988 to 1993 and at other times since
                          1980; prior to 1980, Chairman of the Board
                          and Chief Executive Officer of The Grand
                          Union Company; director of Schering-Plough
                          Corporation.
                                       Class I
               (serving until the 1998 annual meeting of stockholders)
                                                                         DIRECTOR
        DIRECTOR                                                     AGE  SINCE
        --------                                                     --- --------
James W. Kinnear........ Director of Corning Incorporated and         67   1990
                          PaineWebber Group Inc. and an advisory di-
                          rector of Unilever N.V. and Unilever PLC;
                          President and Chief Executive Officer of
                          Texaco Inc. (crude oil, natural gas and
                          petroleum products) from 1987 to April
                          1993; previously its Vice Chairman of the
                          Board from 1983 to 1987, Executive Vice
                          President from 1978 to 1983, and a direc-
                          tor from July 1977 to May 1994; alternate
                          director of M.I.M. Holdings Limited.

                                                                         DIRECTOR
        DIRECTOR                                                     AGE  SINCE
        --------                                                     --- --------
Francis R. McAllister... Executive Vice President of the Company in   53   1988
                          charge of copper operations since April
                          1993; previously its Chief Financial Offi-
                          cer from April 1982 until April 1993; di-
                          rector of Grupo Mexico, S.A. de C.V. and
                          Southern Peru Copper Corporation.
Michael T. Nelligan..... Chief Executive Officer of Don Ward Trans-   56   1984
                          port, Inc. (specialty trucking) since Jan-
                          uary 1987; its Chairman since August 1995
                          and previously its President. Mr. Nelligan
                          was Chairman of the Board of Ideal Basic
                          Industries, Inc. (cement products) from
                          October 1985 until January 1986, its Chief
                          Executive Officer from July 1983 until
                          January 1986 and its President from 1982
                          until January 1986.
John D. Ong............. Chairman and Chief Executive Officer of The  62   1991
                          BF Goodrich Company (diversified chemicals
                          and aerospace) since 1979 and its President
                          from 1975 to 1984; director of Cooper In-
                          dustries, Inc., Ameritech Corporation, The
                          Kroger Co., The Geon Company and TRW, Inc.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

  Set forth below is certain information with respect to those persons who are known to the Company to have been, as of the dates indicated below, the beneficial owners of more than five percent of the Company's Common Stock.

                                                        SHARES OF
                                                           THE
                                                        COMPANY'S
                                                       COMMON STOCK
                                                       BENEFICIALLY   PERCENT OF
      NAME AND ADDRESS OF BENEFICIAL OWNER                OWNED         CLASS
      ------------------------------------             ------------   ----------
      John R. Simplot Self-Declaration of
       Revocable Trust,
       J.R. Simplot, Trustee..........................  4,200,000(a)    9.87%
       999 Main Street
       Boise, Idaho 83702
      Merrill Lynch & Co., Inc.  .....................  2,243,670(b)    5.27%
       World Financial Center, North Tower
       250 Vesey Street
       New York, New York 10281

--------
(a) Information is provided in reliance upon information included in stockholder's Schedule 13D, as amended by Amendment No. 2 thereto, dated February 21, 1996. As Trustee, J.R. Simplot has sole dispositive and voting power over such shares.
(b) Information is provided in reliance upon information included in a Schedule 13G, dated February 13, 1996, filed by Merrill Lynch & Co. and two of its subsidiaries (collectively, "Merrill Lynch"). Merrill Lynch may be deemed the beneficial owner of 5.27% of the Company's Common Stock held by or through its wholly-owned subsidiaries. Merrill Lynch disclaims beneficial ownership of all such Common Stock except for shares held in proprietary trading accounts, customer accounts over which it has discretionary power, or held by unit investment trusts for which it is the sponsor.

BENEFICIAL OWNERSHIP OF MANAGEMENT

  The information set forth below as to the shares of Common Stock of the Company beneficially owned by the nominees, directors, executive officers named in the Summary Compensation Table below and by all nominees, directors and officers as a group is stated as of December 31, 1995.

                                    SHARES OF THE
                                      COMPANY'S    ADDITIONAL
                                    COMMON STOCK  SHARES DEEMED         PERCENT
                                    BENEFICIALLY  BENEFICIALLY            OF
                                      OWNED(a)      OWNED(b)    TOTALS   CLASS
                                    ------------- ------------- ------- -------
Willard C. Butcher(c)..............      1,200           --       1,200   (d)
James C. Cotting(c)................      1,400           --       1,400   (d)
David C. Garfield(c)(e)............     17,500           --      17,500   (d)
E. Gordon Gee(c)...................      1,000           --       1,000   (d)
Harry Holiday, Jr.(c)..............      1,300           --       1,300   (d)
James W. Kinnear(c)................      1,200           --       1,200   (d)
Francis R. McAllister(f)...........     30,358        91,340    121,698   (d)
Martha T. Muse(c)..................        604           --         604   (d)
Michael T. Nelligan(c).............      1,415           --       1,415   (d)
John D. Ong(c).....................        800           --         800   (d)
Richard de J. Osborne(f)(g)........     99,882       233,000    332,882   .8%
James Wood(c)......................      3,000           --       3,000   (d)
Kevin R. Morano(f).................     13,749        33,700     47,449   (d)
Robert M. Novotny(f)...............     11,282        19,500     30,782   (d)
Robert J. Muth(f)..................     13,990        19,654     33,644   (d)
All nominees, directors and
 officers as a group (24
 individuals)(f)...................    234,610       487,794    722,404   1.7%

--------
(a) Information with respect to beneficial ownership is based upon information furnished by each nominee, director or officer. Except as noted below, all nominees, directors and officers have sole voting and investment power over the shares beneficially owned by them.
(b) Consists of shares deemed beneficially owned under regulations of the Securities and Exchange Commission because such shares may be acquired within 60 days after December 31, 1995, through the exercise of options granted under the Company's Stock Incentive Plan or the previous Stock Option Plan.
(c) See also the information below on Common Stock Equivalents.
(d) Less than 0.5%.
(e) Does not include 2,000 shares owned by Mr. Garfield's wife and 1,500 shares owned by his daughters. Mr. Garfield disclaims beneficial ownership of these shares.
(f) Includes restricted Common Stock awarded under the Company's Stock Incentive Plan to certain of the Company's executive officers, and still subject to restrictions, as follows: 41,000 such shares to Mr. Osborne; 11,480 to Mr. McAllister; 8,080 to Mr. Morano; 6,800 to Mr. Novotny; 5,640 to Mr. Muth and 18,920 to other executive officers. Restrictions on such shares lapse in equal installments over five years beginning on their respective grant dates.
(g) Includes 4,614 shares of Common Stock over which Mr. Osborne and his wife share voting and investment power.

COMMON STOCK EQUIVALENTS

  The following table sets forth the per share number of Common Stock equivalents credited as of December 31, 1995 to the accounts of the Company's outside directors under the Company's Deferred Fee Plan for Directors and under its Director's Deferred Payment Plan. Under both Plans, payments are made in cash following retirement depending on the market value of the Common Stock at that time. For additional information regarding these Plans, see "Additional Information" below.

                                                                 DEFERRED
                                                      DEFERRED    PAYMENT
                                                     FEE PLAN(a)  PLAN(b) TOTAL
                                                     ----------  -------- ------
   Willard C. Butcher...............................      --       3,100   3,100
   James C. Cotting.................................      --       2,509   2,509
   David C. Garfield................................      --       3,660   3,660
   E. Gordon Gee....................................      --         901     901
   Harry Holiday, Jr................................      --       3,263   3,263
   James W. Kinnear.................................    8,119      3,740  11,859
   Martha T. Muse...................................      315        355     670
   Michael T. Nelligan..............................      --       4,484   4,484
   John D. Ong......................................      --       2,559   2,559
   James Wood.......................................    3,263      4,449   7,712
                                                       ------     ------  ------
     Total..........................................   11,697     29,020  40,717

--------

  (a) Amounts shown reflect the number of share equivalents credited to the Deferred Fee Plan plus dividends credited.

  (b) Amounts shown reflect the number of share equivalents credited under the Directors' Deferred Payment Plan plus dividends credited.

COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  The Organization and Compensation Committee of the Board of Directors has furnished the following report on executive compensation.

  The compensation of Asarco's executive officers other than those who are also directors is reviewed and established annually by the Organization and Compensation Committee of the Board of Directors. For the two officers who are also directors (Mr. Osborne and Mr. McAllister) the Committee makes compensation recommendations to the Board absent those officers, which establishes their compensation. The Board did not modify or reject in any material way the Committee's recommendations for 1995 compensation. The Committee met a total of four times during 1995.

  The Company retains an independent compensation consulting organization to advise and assist the Company and the Committee in connection with compensation matters. During 1995 the consulting organization made recommendations to the Committee on base salary, cash incentive compensation and long-term incentive compensation for the Chief Executive Officer and each other Asarco executive position on subjects including target levels for base salary and cash incentive compensation; long-term income targets and recommended weighting of stock option and restricted stock values; and appropriate stock option and restricted stock valuation methods. The Committee carefully considered the recommendations and acted within the scope of the recommendations in these areas.

  Asarco's executive officer compensation is composed of base salary and incentive compensation.

  The Company's policy for base salary for executive officers is to establish par compensation levels for each position based on competitive data and the responsibilities and value of each executive position to the Company. The Committee considers compensation information from other companies in the mining and metals industry and comparably sized and both larger and smaller companies in other industries. The Committee then considers individual and corporate performance in establishing salary levels within a competitive range.

  The Committee believes that the S&P Metals Miscellaneous Group, which includes only four metals companies in addition to the Company, and the S&P 500 Index, both used for comparing shareholder returns, do not necessarily represent the Company's most direct competitors for executive talent. In making decisions that affect executive compensation the Committee reviews four different comparator groups proposed by its independent consultants: one group comprises 9 metals companies worldwide; another group includes 14 process-oriented companies; a third group comprises 48 companies engaged in heavy industry; and a fourth group consists of approximately 169 companies having annual revenues of $1 billion to $5 billion (the "Comparator Groups"). These groups represent companies whose operational and performance characteristics are capable of comparison with those of the Company, allowing for meaningful comparisons of executive compensation. The Comparator Groups include three of the five companies in the S&P Metals Miscellaneous Group and approximately 150 companies in the S&P 500 Index.

  Base salaries for the Company's executive officers in 1995 were slightly above the median of the Comparator Groups studied by the Committee and represented a slightly greater percentage of total compensation, relative to the median for the Comparator Groups. Because the cyclical nature of the Company's business can result in significant changes in incentive compensation from year to year the Committee believes that compensation levels are more stable and, accordingly, more competitive when base salaries comprise a larger portion of total cash compensation. In general, the Committee structures total compensation for each salaried position to be approximately at the median of total compensation for comparable positions among the Comparator Groups.

  Although the Company's base salaries are set at levels intended to be competitive with the Company's industry peers, the Committee also takes into consideration the Company's performance relative to companies in the Comparator Groups as part of its compensation review. In this regard, the Company's success in meeting transactional, operational and financial objectives are all taken into consideration. Because the relative importance of each objective may change over time, the Committee does not set fixed Company performance targets for purposes of setting base salaries. The Company's success or failure in achieving certain objectives or financial results, however, will generally affect executive salaries. Thus, in a downward part of the business cycle, salary increases may be delayed or salaries even reduced; in strong financial years, the Company may award larger increases.

  Base salaries for Mr. Osborne, Mr. McAllister and the other executive officers were increased effective February 1, 1995 by an average of 8.1 percent. Base salaries for Messrs. Osborne, McAllister and three other executive officers had not been increased during the prior twenty-eight months, while Mr. Morano's salary had been increased twenty-two months previously in connection with his promotion to Chief Financial Officer.

  Incentive compensation consists of cash incentive compensation awarded annually if justified, and long-term incentive compensation. Long-term incentive compensation combines restricted stock and stock options and is designed to link the interests of executive officers with those of stockholders by providing each executive an incentive to manage the business as an owner with an equity stake.

  Annual cash incentive payments are determined under the Asarco Incentive Compensation Plan, which is administered by the Organization and Compensation Committee. Approximately 76% of all active salaried employees of the Company are eligible for annual cash incentive compensation payments. A target level of annual incentive compensation is established for each eligible employee based on the level of responsibility attached to such employee's position with the Company. For executive officers these targets are set slightly below competitive median levels to compensate for salary levels which are set slightly above competitive median levels. The officers' levels of responsibility are determined by the Committee after review of substantially equivalent positions among the Comparator Groups.

  Under the Asarco Incentive Compensation Plan, awards to employees are increased or decreased from a predetermined target level, based upon performance measured at three levels: individual, operating unit or staff group and Company-wide. Incentive compensation for the Company's executive officers, and particularly for the Chief Executive Officer, is determined by individual and Company performance levels. Company performance in 1995 was evaluated against certain objectives previously established by the Board of Directors. Among such objectives were: the completion of certain transactions, including the disposition or restructuring of certain Company investments; the achievement of certain production, expense and profit goals; and the completion of certain financial transactions. The degree to which the Company is able to meet its annual objectives is expressed as a corporate performance rating determined by the Board of Directors with the recommendation of the Committee. In 1995, the Committee used considerations of business judgment to weight the Company's stated objectives for purposes of determining the corporate performance rating.

  Incentive compensation for the Company's officers other than Messrs. Osborne and McAllister was established by the Committee after two meetings at which it considered the Company's performance in 1995. Incentive compensation for Messrs. Osborne and McAllister was determined by the Board of Directors upon the recommendation of the Committee, after review by the Board and the Committee at meetings held in November 1995 and January 1996. The Committee and the Board of Directors determined that the Company had achieved a 1995 corporate performance rating of 140% and concluded that annual cash incentive payments should be made to each of the Company's officers including Messrs. Osborne and McAllister. The Committee and the Board considered that Mr. Osborne's performance continued to exceed expectations and merited an increased individual award adjustment of 80%.

  In January 1995 the Committee approved awards of stock options and restricted stock to the Company's officers other than Mr. Osborne and Mr. McAllister, and recommended to the Board awards to Mr. Osborne and Mr. McAllister. These awards were made within long-term incentive income targets based upon analyses by the Company's compensation consultant. The consultant supplements data from the Comparator Groups with broad based survey data to develop target levels of "long-term gain opportunity" for various levels of total compensation, with greater percentages of long term gain opportunity attaching to higher responsibility levels. The Company's consultant surveys a broader group of companies than those in the Comparator Groups so as to provide a more complete analysis of competitive long-term incentive compensation award levels.

  The Company makes long-term incentive awards on an annual basis and has not established specific stock ownership objectives for its officers. In 1995, long-term incentive compensation awards to the Company's executive officers were at the median of awards made by the companies included in the Comparator Groups and the consultant's surveys. In making 1995 long-term incentive awards the Committee also considered each officer's performance. The Committee also considered outstanding options and shares of restricted stock previously awarded to the executive officers. In the case of the Chief Executive Officer the Committee also considered his performance and responsibility in establishing the Company's strategic goals and directing all elements of its performance.

  Section 162(m) of the Internal Revenue Code eliminates the Company's Federal income tax deductions for certain compensation in excess of $1 million paid in a taxable year to each of the Company's five highest paid officers as reported in the proxy statement, unless compensation programs meet certain requirements, principally concerning the adoption of fixed targets. The Committee has noted that the nature of the Company's business, in which earnings are affected substantially by changes in commodity market prices for the Company's principal products, makes establishing fixed targets unresponsive to the rapidly changing nature of the Company's business. Accordingly, the Committee now plans to make changes in Asarco executive compensation programs for annual incentive compensation and for stock option grants as a result of the provision. Such changes are discussed below under "Proposal for 1996 Stock Incentive Plan" and "Proposed Incentive Compensation Plan for Senior Officers." While the Committee considers that restricted stock provides a form of long term compensation the value of which is directly related to Company stock performance, the Committee believes that it is not practical to change the Company's restricted stock plan provisions to meet the requirements of Section 162(m).

                                          Willard C. Butcher, Chairman
                                          Harry Holiday, Jr.
                                          James W. Kinnear
                                          John D. Ong

                               ----------------

EXECUTIVE COMPENSATION

  Set forth below is certain information concerning the annual and long-term compensation for services in all capacities to the Company for fiscal years 1995, 1994 and 1993 of the Company's Chief Executive Officer and the other four most highly compensated executive officers of the Company:

                          SUMMARY COMPENSATION TABLE

                                                         LONG TERM
                           ANNUAL COMPENSATION      COMPENSATION AWARDS
                          ---------------------- --------------------------
                                                                 SECURITIES
                                                                 UNDERLYING
        NAME AND                                   RESTRICTED     OPTIONS      ALL OTHER
   PRINCIPAL POSITION     YEAR SALARY    BONUS   STOCK AWARDS(1)  (SHARES)  COMPENSATION(2)
   ------------------     ---- -------- -------- --------------- ---------- ---------------
Richard de J. Osborne...  1995 $780,015 $850,000    $467,040       40,000       $23,400
Chairman of the Board,    1994  725,000  368,800     420,750       48,000         4,500
President and Chief       1993  725,000      --      260,000       27,000         7,075
Executive Officer
Francis R. McAllister...  1995  404,765  283,400     122,598       16,000        12,143
Executive Vice President  1994  380,000  131,600     116,875       18,500         4,500
                          1993  380,000      --       78,000       12,000        16,582
Kevin R. Morano.........  1995  306,257  241,100     102,165       13,000         9,188
Vice President            1994  265,000  113,600      93,500       14,500         4,500
                          1993  241,333      --       35,175        5,600         7,075
Robert M. Novotny.......  1995  280,924  181,800      78,813       10,000         8,428
Vice President            1994  258,000   92,600      67,787       11,000         4,500
                          1993  258,000      --       41,600        6,500         7,075
Robert J. Muth..........  1995  278,674  134,700      58,380        7,800         8,360
Vice President            1994  264,000   70,100      58,437        9,800         4,500
                          1993  264,000      --       39,000        5,800         7,075

--------
(1) Dollar values of restricted stock awards are shown as of the date of grant. The number and dollar value of shares of restricted stock holdings owned at December 31, 1995, and still subject to restrictions are as follows: Mr. Osborne, 41,000 shares/$1,312,000; Mr. McAllister, 11,480 shares/$367,360; Mr. Morano, 8,080 shares/$258,560; Mr. Novotny, 6,800 shares/$217,600; and Mr. Muth, 5,640 shares/$180,480. Restrictions on such shares lapse in equal installments over five years beginning with the grant dates which occurred during the period from January 1991 through January 1995. Cash dividends paid on shares of restricted stock are not subject to restrictions.
(2) Amounts shown for 1995 reflect matching contributions made by the Company for the named individuals under the Company's Savings Plan and Supplemental Savings Plan. Amounts shown for 1994 and 1993 reflect matching Company contributions made under the Company's Savings Plan, and for Mr. McAllister, also include directors fees paid by a subsidiary in 1993. The Savings Plan is a qualified defined contribution profit sharing plan available generally to all United States salaried employees with six months of service with the Company. Savings Plan contributions are immediately vested and may be withdrawn subject to certain restrictions, penalties and suspension periods. The Supplemental Savings Plan is a non-qualified deferred compensation plan available to employees eligible to participate in the Savings Plan whose base annual salary exceeds the limit imposed under the Internal Revenue Code. Compensation deferred and amounts contributed by the Company may be withdrawn subject to certain restrictions and penalties.

OPTION GRANTS

  Set forth below is further information on grants of stock options under the Company's Stock Incentive Plan for the period January 1, 1995 to December 31, 1995. No stock appreciation rights ("SARs") were granted in 1995 or outstanding as of December 31, 1995.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                       GRANT
                                     INDIVIDUAL GRANTS                 VALUE
                       --------------------------------------------- ----------
                       NUMBER OF   % OF TOTAL
                         SHARES     OPTIONS
                       UNDERLYING  GRANTED TO   EXERCISE             GRANT DATE
                        OPTIONS   EMPLOYEES IN  OR BASE   EXPIRATION  PRESENT
NAME                   GRANTED(1) FISCAL YEAR  PRICE $/SH    DATE     VALUE(2)
----                   ---------- ------------ ---------- ---------- ----------
Richard de J. Osborne    40,000       18.5%      $29.19    1/25/05    $367,325
Francis R. McAllister    16,000        7.4%      $29.19    1/25/05     146,930
Kevin R. Morano          13,000        6.0%      $29.19    1/25/05     119,381
Robert M. Novotny        10,000        4.6%      $29.19    1/25/05      91,831
Robert J. Muth            7,800        3.6%      $29.19    1/25/05      71,628

--------
(1) The options were awarded under the Company's 1990 stockholder-approved Stock Incentive Plan. The option price per share equals the fair market value of the Company's Common Stock on the date of grant. The options provide for limited rights exercisable upon the occurrence of specified events that may materially affect the value of the Company's Common Stock and are designated as such by the Committee that administers the Plan, including a tender or exchange offer for shares of the Company's Common Stock, the replacement of a majority of the Board as a result of a proxy contest, a merger or reorganization of the Company, or a liquidation or dissolution of the Company. If an exercise event occurs, the holder is entitled to receive the cash value of the options at the highest market value that the shares traded over a period of sixty days preceding the event or, in the event of the consummation of a tender offer, the tender offer price, in each case, less the exercise price.

(2) Based on the Black-Scholes option pricing model, a widely recognized method of valuing options. The following assumptions were used in determining the value of the options using the model: expected volatility of 29.82% based on actual monthly volatility for the preceding five years, risk-free rate of return of 7.75% based on the yield of the five year U.S. treasury notes as of the grant date, annual dividend rate of $0.72 per share based on average dividends paid per share over the preceding ten years, and exercise of the option five years after the grant date. The actual value, if any, an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised, so that there is no assurance the value realized by an executive will be at or near the value estimated by the Black-Scholes model. The model is used for valuing market traded options and is not directly applicable to valuing stock options granted under the Company's Stock Incentive Plan which cannot be sold.

OPTION EXERCISES AND FISCAL YEAR-END VALUES

  Set forth below is information concerning stock option exercises by named executive officers during 1995, including the aggregate value of gains on the date of exercise, the number of shares covered by exercisable options and the value of "in-the-money" options as of December 31, 1995. All outstanding options were exercisable at December 31, 1995.

    AGGREGATED OPTION EXERCISES IN 1995 AND DECEMBER 31, 1995 OPTION VALUES

                                                           NUMBER OF
                                                     SECURITIES UNDERLYING   VALUE OF
                                                          UNEXERCISED      UNEXERCISED
                                                      OPTIONS AT YEAR END  IN-THE-MONEY
                         SHARES ACQUIRED  VALUE          EXERCISABLE/       OPTIONS AT
          NAME             ON EXERCISE   REALIZED      UNEXERCISABLE(1)    YEAR END(2)
          ----           --------------- --------    --------------------- ------------
Richard de J. Osborne...     36,980      $448,209(3)        233,000         $1,396,835
Francis R. McAllister...      9,662        86,910(4)         91,340            535,510
Kevin R. Morano.........      8,850        91,432(4)         33,700            174,527
Robert M. Novotny.......     17,500       153,938            19,500             63,530
Robert J. Muth..........     14,076       147,604(4)         19,654             73,459

--------
(1) The above officers held no unexercisable options at December 31, 1995.
(2) Based on the New York Stock Exchange--Composite Transactions price for the Company's Common Stock of $32 on December 29, 1995.
(3) In the case of Mr. Osborne, all after tax net proceeds were used to acquire Asarco common shares.
(4) After tax net value realized was used to acquire Asarco common shares in the following estimated percentages: Mr. McAllister, 90%; Mr. Morano, 47%; and Mr. Muth, 39%.

SHAREHOLDER RETURN PERFORMANCE PRESENTATION

  Set forth below is a line graph comparing the yearly percentage change in the cumulative total return on the Company's Common Stock against the cumulative total return on the S&P Composite 500 Stock Index and the S&P Metals Miscellaneous Group Index for the five year period 1990 to 1995.


            COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
  ASARCO INCORPORATED, S&P 500 INDEX & S&P METALS MISC. GROUP INDEX**

Measurement period                      S&P 500         S&P METALS
(Fiscal year Covered)   ASARCO          INDEX           GROUP INDEX
---------------------   ---------       ---------       -----------
Measurement PT -
12/31/90                $100.00         $100.00         $100.00

FYE 12/31/91            $ 83.92         $130.47         $112.83
FYE 12/31/92            $101.20         $140.41         $121.06
FYE 12/31/93            $ 94.76         $154.56         $134.86
FYE 12/31/94            $119.81         $156.60         $157.46
FYE 12/31/95            $137.58         $215.45         $174.18

*  TOTAL RETURN ASSUMES REINVESTMENT OF DIVIDENDS
** ASSUMES $100 INVESTED ON 12/31/90 IN ASARCO COMMON STOCK, S&P 500 INDEX AND
   S&P METALS GROUP INDEX

  The preceding chart analyzes the total return on Asarco's common stock compared to the S&P 500 and the S&P Metals Miscellaneous Group over the five year period commencing December 31, 1990. In the first year of this period, through December 31, 1991, Asarco's stock return declined 16.1%, compared to positive returns of 30.5% and 12.8% for the S&P 500 and the S&P Metals Miscellaneous Group, respectively. In 1992, returns on Asarco stock were a positive 20.6% compared to positive returns of 7.6% and 7.3% for the S&P 500 and S&P Metals Miscellaneous Group. In 1993, Asarco's stock return was a negative 6.4% compared to positive returns of 10.1% and 11.4% for the S&P 500 and S&P Metals Miscellaneous Group. In 1994, the return for Asarco stock was a positive 26.4% compared to positive returns of 1.3% and 16.8% for the S&P 500 and S&P Metals Miscellaneous Group. In 1995, Asarco's stock provided a return of 14.8% compared to 37.6% for the S&P 500 and 10.6% for the S&P Metals Miscellaneous Group.

RETIREMENT PLANS

  The following table shows the estimated amount of annual retirement income (calculated as a single life annuity benefit) payable to employees for life, commencing at normal retirement at age 65 in

1996, under the Company's qualified Retirement Benefit Plan for Salaried Employees ("Plan"), covering substantially all salaried employees, a prior plan of the Company and a supplemental retirement benefit plan (the "Supplemental Plan"). The Supplemental Plan is a non-qualified supplemental retirement benefit plan under which any benefits not payable from Plan assets by reason of the limitations imposed by the Internal Revenue Code of 1986, as amended (the "Code") and the loss due to the deferrals of salaries made under the Company's Deferred Income Benefit System are paid from the Company's general corporate funds. The table assumes Social Security benefit levels as in effect on January 1, 1996.

                               PENSION PLAN TABLE

                         APPROXIMATE ANNUAL RETIREMENT BENEFITS
               --------------------------------------------------------------
   FINAL
  AVERAGE       15 YEARS     20 YEARS     25 YEARS     30 YEARS     35 YEARS
COMPENSATION   OF SERVICE   OF SERVICE   OF SERVICE   OF SERVICE   OF SERVICE
------------   ----------   ----------   ----------   ----------   ----------
 $ 400,000      $ 87,518     $116,690     $145,863     $175,036     $204,208
   500,000       110,018      146,690      183,363      220,036      256,708
   600,000       132,518      176,690      220,863      265,036      309,208
   700,000       155,018      206,690      258,363      310,036      361,708
   800,000       177,518      236,690      295,863      355,036      414,208
   900,000       200,018      266,690      333,363      400,036      466,708
 1,000,000       222,518      296,690      370,863      445,036      519,208
 1,100,000       245,018      326,690      408,363      490,036      571,708
 1,200,000       267,518      356,690      445,863      535,036      624,208
 1,300,000       290,018      386,690      483,363      580,036      676,708

  Benefits are calculated using a final average earnings formula (i.e., average of the highest consecutive 60 months of the last 120 months of compensation received "Final Average Compensation"), minus a Social Security offset.

  As of January 31, 1996, the following officers had completed the number of years of service indicated opposite their names: Richard de J. Osborne, 21 years; Francis R. McAllister, 29 years; Kevin R. Morano, 17 years; Robert M. Novotny, 7 years and Robert J. Muth, 27 years. Under the Plan and Supplemental Plan, the amounts of covered compensation of such persons for calendar year 1995 were Richard de J. Osborne, $1,148,815, Francis R. McAllister, $536,365, Kevin R. Morano, $419,857, Robert M. Novotny, $373,524 and Robert J. Muth, $348,774 and consisted of basic salary and bonuses in the year received as shown in the Summary Compensation Table and in prior proxy statements. Bonuses are generally received in the year following that in which they are earned.

  Messrs. Osborne, Novotny and Muth are eligible to receive additional benefits, not included in the amounts shown in the table, under the Company's supplemental plan for designated officers hired in mid-career (the "Mid-Career Plan"). The Mid-Career Plan provides supplemental retirement benefits out of the general funds of the Company for officers holding the rank of Vice President or higher who are determined by the Organization and Compensation Committee to have had prior business or professional experience valuable to the Company and relevant to the positions for which they were employed by the Company, and who at retirement or termination of employment with the consent of the Company will have been with the Company as a Vice President or higher for 10 years or more. The Mid-Career Plan provides for annual benefits equal to 55% of the Final Average Compensation, which amount is reduced by any benefits payable by the Company or any other employer under any other pension plan not attributable to the employee's contributions, and by all Social Security benefits payable at the time of retirement or early termination. All benefits under the Mid-Career Plan are forfeited by a participant who prior to attaining age 65 terminates employment with the Company without its consent. Participants in the Supplemental Plan and the Mid-Career Plan may elect, in accordance with the terms of the plan, to receive their benefits in a lump-sum payment at retirement.

EMPLOYMENT AGREEMENTS

  The Company has employment agreements which provide for severance payments in certain events to Messrs. Osborne, McAllister, Morano, Novotny, Muth and seven other key executive officers. The employment agreements are for a term of one year, renewable automatically on a year-to-year basis unless terminated by the Company at least 60 days prior to the anniversary date, except that they continue in effect for not less than three years following occurrence of a change in control of the Company. If, as a result of a change in control, the executive's employment is terminated, his responsibilities are materially reduced, or his salary, bonus or benefits are adversely affected, the executive is entitled to receive from the Company as severance pay one lump-sum payment equal to the total of three times such executive's average annual base salary and incentive compensation payments received for the higher of the three or five years immediately preceding the date of termination or the change in control, and the annual cost to the Company of all the benefits such executive is entitled to receive immediately preceding the date of termination. Upon termination by the Company after a change in control, under the agreements each executive is also entitled to payment from the Company of the value of such executive's stock options. The amount of the severance payment from the Company will also include an amount necessary to reimburse each executive for any excise taxes imposed by the Code in respect of such payments. The employment agreements also provide that following the occurrence of a potential change in control of the Company each executive officer will remain in the employ of the Company for 180 days. Under the agreements, change in control as to an executive shall not be deemed to have occurred if the event first giving rise to the change in control involves a publicly-announced transaction or publicly-announced proposed transaction which at the time of the announcement has not been previously approved by the Company's Board of Directors and the executive is part of a purchasing group proposing the transaction. Also, there is deemed to be no change of control as to an executive if the executive is part of a purchasing group which consummates a change in control transaction.

CERTAIN TRANSACTIONS

  During 1995, the Company entered into financial, securities and commodities transactions with subsidiaries of Merrill Lynch & Co., Inc. ("Merrill Lynch"), resulting in net payments to the subsidiaries of $895,108. Merrill Lynch and two of its subsidiaries may be deemed to own beneficially 5.27% of the Company's Common Stock. Merrill Lynch disclaims ownership of certain of these shares. Management believes these transactions to be on terms as favorable as could be obtained from unaffiliated parties.

ADDITIONAL INFORMATION

  The functions of the Organization and Compensation Committee of the Board of Directors (composed of Messrs. Willard C. Butcher, Chairman, Harry Holiday, Jr., James W. Kinnear and John D. Ong) include making recommendations to the Board with respect to nomination and tenure policy for directors and election of and title changes for all corporate executive officers. The Committee considers recommendations for nominees to the Board of Directors from all sources. Such recommendations should be sent in writing to the Secretary of the Company. The Company's By-Laws define notice procedures to be followed by stockholders seeking to nominate directors for election. Under the By-laws, a stockholder seeking to nominate a director for election by shareholders must give written notice to the Secretary of the Company at least 90 days in advance of the anniversary date of the immediately preceding annual meeting, or within 10 days of the giving of notice of a special meeting. The notice must provide specific biographical data with respect to each nominee, including such information as is required to be included in the Company's proxy statement, and a representation by the stockholder that he or she is a holder of record entitled to vote at the meeting and that he or she intends to appear in person or by proxy to make the nomination. Nominations by stockholders for election of directors at the Company's 1997 annual meeting of stockholders must be received by January 24, 1997.

  The Pension Advisory Committee of the Board of Directors (composed of Messrs. David C. Garfield, Chairman, E. Gordon Gee, Harry Holiday, Jr., Michael T. Nelligan, James Wood and Ms. Martha T. Muse) reviews pension fund and savings plan matters affecting directors, officers and employees of the Company and makes recommendations on such matters to the Board of Directors. The Committee met two times during 1995.

  The Board of Directors met 9 times during 1995. All incumbent directors attended at least 75% of the aggregate number of meetings of the Board of Directors and of the Committees of the Board on which they served.

  Directors who are not officers or employees of the Company were paid in 1995 a basic fee of $23,000 plus $1,200 for attendance at each meeting of the Board or of any Committee of the Board on which they served. The Company has a stock award plan for non-employee directors providing for the award of 200 shares of Asarco Common Stock per annum payable following each annual meeting to non-employee directors who continue to serve or who are elected or reelected at such meeting, or payable to non-employee directors who are first elected between annual meetings or at a special meeting. The plan also allows incumbent directors to forego their award for any year by giving irrevocable notice prior to the start of such year or, in the case of new directors, by notice before their election.

  On January 18, 1995 Messrs. Willard C. Butcher and Richard de J. Osborne were elected directors of MIM Holdings Limited ("MIM") as nominees of Asarco pursuant to existing contractual provisions between MIM and Asarco, and Messrs. James C. Cotting and James W. Kinnear were elected as alternate directors of MIM. Asarco owns 15.1% of MIM's stock. MIM pays an annual fee of Australian $45,000 to its directors including Messrs. Butcher and Osborne. Messrs. Cotting and Kinnear receive $35,000 per annum from Asarco, which at current exchange rates is comparable to the MIM directors fee, for serving as alternate directors of MIM, since MIM does not pay fees to alternates. In addition, MIM pays an annual fee of Australian $5,000 to Asarco for attendance at meetings of MIM's Remuneration and Appointments Committee. Asarco divides the fee equally among the four directors and alternate directors.

  Directors may defer payment of fees payable for serving on the Board or a Committee under the Deferred Fee Plan for Directors. Deferred compensation will be credited with interest compounded quarterly at a floating rate equal to the prime rate charged by The Chase Manhattan Bank, N.A. from the date on which it would normally have been paid until payment or credited with a bookkeeping entry in shares of Asarco Common Stock plus quarterly credits for shares of Common Stock that could be purchased with dividends at fair market value. Fair market value is the mean of the high and low sales prices for the Common Stock on New York Stock Exchange Composite Trading on the date of the credit. In the case of cash or stock deferrals, the value of a participant's deferred compensation is payable, at the participant's election, in cash in a lump sum, or in annual installments commencing on January 15 of any year subsequent to the fourth year following the year in which such fees were earned. In any case, payment of the deferred compensation will commence on January 15 of the year following termination of services as a director. In the event of a participant's death, the value of the participant's account is paid in a lump sum on the first January or July 15 following the participant's death unless the participant had elected to continue the schedule for payment of benefits previously elected.

  On October 25, 1995 the Board of Directors terminated the Company's Retirement Plan for Non-Employee Directors and adopted a Directors' Deferred Payment Plan. The Directors' Retirement Plan provided an annual pension benefit to retired directors equal to 50% of the annual retainer for directors with at least five years of service, increasing by 10% of such annual retainer for each additional year of service preceding retirement, to a maximum of 100%.

  The Directors' Deferred Payment Plan provides that, in addition to the annual cash retainer, the Company will credit to the deferred payment account of each director who has less than ten years of Board service an annual amount equal to 75% of the annual cash retainer for up to ten years of service. For 1996, the credit will be $17,250. At least 50% of such amount will be credited to a Company Common Stock equivalent account and the balance may, at each director's election, be credited to such account or to a bond equivalent account. The Company Common Stock equivalent account will be credited with a bookkeeping entry equal to the shares of Company Common Stock that could be purchased at fair market value on the date of the credit, and, thereafter, on each dividend payment date, with a bookkeeping entry indicating the additional shares that could be purchased with dividends on shares previously credited to such account. Fair market value is the average of the high and low sales prices for the Common Stock on New York Stock Exchange Composite Trading on the date of the initial credit, or, in the case of future contributions and dividends, for the five trading days preceding the date of the credit or dividend. The bond equivalent account amount will be credited with a bookkeeping entry equivalent to interest at the yield rate for U.S. Treasury debt obligations with a 10-year maturity, adjusted quarterly. The value of a director's deferred payment will be paid in cash in a lump sum at retirement or in up to ten annual installments after retirement, at the election of the Director.

  Directors with ten years or more of Board service as of October 25, 1995 will continue to be eligible to receive their fully-vested pension benefits under the Directors' Retirement Plan. Prior to December 31, 1995, such directors could reallocate the present value of their benefits under the Directors' Retirement Plan to the Directors' Deferred Payment Plan, and all of the four affected directors have elected to do so. Directors with at least five but less than ten years of Board service were vested in their accrued benefits as of December 31, 1995 under the Directors' Retirement Plan, with similar rights to reallocate to the Deferred Payment Plan. All four of the affected directors have elected to do so. They will not accrue further benefits under the Retirement Plan but will accrue benefits under the Deferred Payment Plan until their tenth anniversary of Board service. Directors with less than five years of Board service (two directors) will receive no benefits under the Retirement Plan but received an initial credit under the Deferred Payment Plan equal to 75% of their current annual cash retainer times their years (calculated to the nearest quarter year) of Board service as of December 31, 1995. Amounts credited to the Company Common Stock equivalent account on behalf of such directors were calculated at fair market value as of October 25, 1995.

                 PROPOSAL TO APPROVE THE SELECTION OF AUDITORS

  Upon recommendation of its Audit Committee, the Board of Directors has selected Coopers & Lybrand to serve as independent auditors for the Company for the calendar year 1996, subject to approval of the stockholders. The Board of Directors recommends that the stockholders approve the selection of Coopers & Lybrand at the annual meeting. Coopers & Lybrand and its predecessors have served as the Company's auditors continuously since 1935. Coopers & Lybrand have advised the Company that neither the firm nor any of its members has any direct or material indirect financial interest in the Company or its subsidiaries.

  The Audit Committee consists of Messrs. Michael T. Nelligan, Chairman, James
C. Cotting, David C. Garfield, E. Gordon Gee, James W. Kinnear and Ms. Martha
T. Muse. Three meetings were held in 1995. The functions of the Committee include recommending the engagement of independent auditors, reviewing the fees, scope and timing of their audit and their other services, and reviewing the audit plan and results of the audit. The Committee also reviews the Company's policies and procedures on internal auditing, accounting and financial controls. The implementation and maintenance of internal controls are understood to be primarily the responsibility of management.

  A representative of Coopers & Lybrand will be present at the stockholders' meeting. The representative will have an opportunity to make a statement and will be available to respond to appropriate questions.

       THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL.

                 PROPOSAL TO APPROVE 1996 STOCK INCENTIVE PLAN

  The Board of Directors has adopted, subject to approval by the stockholders, the ASARCO Incorporated 1996 Stock Incentive Plan (the "Stock Incentive Plan") for key employees, including officers, of the Company and its subsidiaries to replace the stock incentive plan currently in effect (the "Current Plan"). In order for the Current Plan to continue to meet the requirements for U.S. Federal tax deductibility of awards to each of the Company's five highest paid executives under Internal Revenue Code Section 162(m), it would be necessary for the Current Plan to be approved by the Company's shareholders prior to the 1997 Annual Meeting. The Stock Incentive Plan is more flexible than the Current Plan, containing provisions that the Company believes are similar to those presently adopted by other large corporations. Approval of the Stock Incentive Plan will allow the Company to continue to reward outstanding performance by employees in a manner that is designed to also enhance the rewards received by the stockholders. The Stock Incentive Plan permits grants of any or all of the following types of awards: stock options (including "incentive stock options" under the Internal

Revenue Code of 1986, as amended (the "Code")), stock appreciation rights (either granted in conjunction with stock options or independently), limited rights, restricted stock, bonuses or other compensation payable in stock, other stock-based awards and dividend equivalents. In addition to the replacement of the Current Plan, the purpose of adopting the Stock Incentive Plan is to continue the availability to the Company of a stock-based compensation plan that will encourage and enable participating employees of the Company and its subsidiaries to acquire a continued proprietary interest in the Company through stock ownership, thereby further aligning their interests with those of the stockholders. The Stock Incentive Plan will also assist the Company and its subsidiaries in attracting and retaining highly qualified and experienced employees.

  The Board of Directors recommends that the stockholders approve the Stock Incentive Plan. The full text of the Stock Incentive Plan appears in Exhibit A to this Proxy Statement and should be referred to for a complete description of its provisions. The principal features of the Stock Incentive Plan are summarized below, but this summary is qualified in its entirety by reference to the complete text of the Stock Incentive Plan.

  Duration of the Stock Incentive Plan. The Stock Incentive Plan shall become effective on April 24, 1996, if a majority of the shares present and voting at the meeting are voted in favor of it. Unless terminated sooner by the Board of Directors, the Stock Incentive Plan will terminate on April 23, 2006, and no option or other award may be granted under the Stock Incentive Plan after such termination of the plan, but options or awards already granted may extend beyond that date.

  Shares Available for Awards. Subject to adjustments for certain changes in capital, as discussed below, the total number of shares of Company Common Stock that may be optioned or awarded under the Stock Incentive Plan is the amount of shares remaining available for option or award under the Current Plan as of the date of the meeting (but not exceeding 475,076 shares), of which up to 54,100 shares may be issued as Restricted Stock, plus an additional number of shares on January 1 of each calendar year for the duration of the Stock Incentive Plan equal to one percent of the number of shares of Company Common Stock outstanding on the immediately preceding December 31. The Stock Incentive Plan provides that no more than fifteen percent of the shares deliverable under the plan may be awarded as restricted stock and no more than 350,000 shares may be awarded in any calendar year with respect to incentive stock options. Any shares subject to an option or stock appreciation right or other stock-based award which for any reason expires or is terminated and any restricted stock which is forfeited may again be awarded under the Stock Incentive Plan. The maximum number of shares of Company Common Stock that may be subject to all aggregate awards granted to a participant under the Stock Incentive Plan may not exceed 375,000 shares of Company Common Stock during any period of three consecutive calendar years (subject to adjustment for certain changes in capital).

  Eligibility. Executive and other key salaried employees, including officers, of the Company and its subsidiaries, other than non-employee directors and members of the Organization and Compensation Committee (the "Committee"), shall be eligible to participate in the Stock Incentive Plan. There are currently approximately 200 employees of the Company and its subsidiaries (including all 14 executive officers of the Company, of whom 2 executive officers are also directors) who will be eligible to receive options and awards under the Stock Incentive Plan if approved by the stockholders.

  Administration. The Committee will administer the Stock Incentive Plan. The Committee shall consist of not less than three directors of the Company, each of whom shall be an "outside director" within the meaning of Section 162(m) of the Code and a "disinterested person" or a "non-employee director," as applicable within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 (but only to the extent necessary for the Stock Incentive Plan and awards thereunder to satisfy the requirements of such rule). Among the powers granted to the Committee are the authority to interpret the Stock Incentive Plan, establish rules and regulations for its operation, determine the recipients of options and other awards under the Stock Incentive Plan, determine the form and amount and other terms and conditions of such options and awards within the parameters of the Stock Incentive Plan, accelerate the exercisability of any option or award or the termination of restrictions applicable to any restricted stock outstanding when such acceleration or termination would be in the Company's best interest, and establish and administer any performance goals applicable to any awards under the plan, certifying whether and to what extent any such goals have been met. The decisions and actions of the Committee with respect to the Stock Incentive Plan shall be final and conclusive on all persons having or claiming to have any right or interest in or under the Stock Incentive Plan. The Stock Incentive Plan authorizes the Committee to delegate the administration of the plan subject to certain limitations. The Stock Incentive Plan permits the Board of Directors to exercise any power of the Committee under the plan, other than with respect to matters required by law to be determined in the discretion of the Committee.

  Amendment and Termination of the Stock Incentive Plan. The Board of Directors may amend or terminate the Stock Incentive Plan, but no such amendment or termination may be made which would impair the rights of any holder of an option or award already granted without his or her written consent or, without the approval of the stockholders (to the extent required), increase the maximum number of shares of Company Common Stock which may be sold or awarded under the Stock Incentive Plan or change the class of persons eligible to receive an option or award under the Stock Incentive Plan or extend the duration of the Stock Incentive Plan or the period during which options may be exercised. The Committee may, retroactively or prospectively, amend the terms of any option or award already granted, provided no such amendment will impair the previously accrued rights of any participant without his or her written consent.

  Stock Options. The option price per share of Common Stock subject to an option will not be less than 100% of the fair market value of that stock at the time the option is granted. Options granted under the Stock Incentive Plan will expire on a date fixed by the Committee but not more than 10 years from the date of grant. Each option will state whether it is immediately exercisable in full or when and to what extent it shall be exercisable.

  Payment of the option price upon exercise of an option may be made (i) in cash, (ii) by delivery of Company Common Stock already owned by the optionee,
(iii) in accordance with a cashless exercise program established by the Committee under which, if so instructed by the optionee, either (A) shares may be issued by the Company directly to the optionee's broker or dealer upon receipt of the purchase price in cash from the broker or dealer or (B) shares may be issued by the Company to the optionee's broker or dealer in consideration for such broker's or dealer's irrevocable commitment to pay to the Company that portion of the proceeds from the sale of such shares that is equal to the exercise price of the option(s) relating to such shares, or (iv) by any combination of cash, shares or in accordance with such cashless exercise program. No optionee shall have any rights to dividends or other rights of a stockholder with respect to the shares subject to the option until the optionee has given written notice of exercise and has paid for such shares in the manner described above.

  The Stock Incentive Plan permits optionees to exercise their options with shares in immediately successive transactions. An optionee can use option shares received from the exercise of a portion of his or her option to pay the option price on the next exercise. At the conclusion of such transactions the additional shares held by an optionee will be equal in value to the excess of the fair market value of the shares over the total exercise price for such shares, similar to the result of exercising stock appreciation rights for stock, as described below.

  If an optionee's employment terminates by reason of his or her death, permanent disability (within the meaning set forth in the Company's long-term disability plan), "normal retirement" under a retirement plan of the Company or a subsidiary of the Company or with the consent of his or her employer, the optionee's option may thereafter be exercised by the optionee or his or her legatee or estate at any time prior to the termination date of the option. If an optionee's employment terminates for any reason other than death, permanent disability, "normal retirement" under a Company or subsidiary retirement plan or with the consent of his or her employer, his or her option shall terminate upon such termination of employment (or three months thereafter in the case of an incentive stock option); however, in the case of an optionee whose employment is otherwise terminated prior to his or her "normal retirement," the Stock Incentive Plan gives the Committee discretion to permit his or her option to be exercised following such termination of employment at any time prior to the termination date of the option.

  Stock Appreciation Rights. A stock appreciation right (an "SAR") may be granted either in conjunction with a stock option (a "Coupled SAR") or alone (an "Independent SAR"). In November 1994 the Committee decided to discontinue the future grant of SARs. Most officers then holding SARs voluntarily surrendered them to the Company, and no SARs were outstanding at the end of 1995. The Committee does not presently intend to award SARs in the future. Nevertheless, the Committee considers that it is sound planning to provide flexibility in the new Stock Incentive Plan to award SARs should future conditions change during the term of the new plan.

  Upon exercise of an SAR, the holder thereof is entitled to receive the excess of the fair market value of the stock for which the SAR is exercised over the SAR exercise price, which, in the case of a Coupled SAR, shall be the exercise price of the related option. Such amount is payable in stock or in cash or in a combination of stock and cash at the discretion of the Committee. A Coupled SAR may be granted at the time of grant of the related stock option or, in the case of a Coupled SAR granted with a stock option other than an incentive stock option, at any time thereafter during the term of such option. A Coupled SAR shall be exercisable to the extent its related stock option is exercisable. Any related stock option shall no longer be exercisable to the extent that a Coupled SAR has been exercised and a Coupled SAR shall not be exercisable upon the exercise or expiration of the related stock option. The Committee will, with regard to an Independent SAR, determine the number of shares subject to the SAR, the manner and time of the SAR's exercise, and the SAR exercise price, provided such exercise price is not less than the fair market value of the shares subject to the Independent SAR on the date it is granted. The exercisability of an Independent SAR following termination of the holder's employment is governed by the same rules described above with respect to stock options.

  The Committee may grant limited rights, either alone or in conjunction with stock options, exercisable in the event of the consummation of a tender or exchange offer for shares of the Company's Common Stock, or a proxy contest which causes the replacement of one-third or more of the members of the Board of Directors, or a merger or reorganization in which the Company does not survive or in which the stockholders of the Company receive stock or securities of another corporation or cash, or a liquidation or dissolution of the Company or other similar events, all as specified in the applicable award agreement, and expiring 30 days after the occurrence of any such event. Limited rights may permit cash-outs of options, or cash payments with respect to shares covered by a limited right granted alone, at the highest market value of the Common Stock over the 60-day period prior to the event or the tender offer price or the highest market value on the date of exercise, less in any such case the exercise price.

  Restricted Stock. During a time period established by the Committee (the "restriction period") the recipient of restricted stock is not permitted to sell, transfer, pledge or assign the shares. Shares of restricted stock shall become free of all restrictions if, during the applicable restriction period, the recipient's employment is terminated by death, permanent disability, as determined by the Committee, and, to the extent set by the Committee at the time of the award or later, retirement under a retirement plan of the Company or any subsidiary of the Company. Upon termination of a recipient's employment during the restriction period for any other reason, the recipient's shares of restricted stock will be forfeited and revert to the Company, unless the Committee determines that such forfeiture might not be in the best interests of the Company.

  The recipient of restricted stock under the Stock Incentive Plan shall be entitled to vote the shares and receive all dividends paid thereon, except that dividends paid in Company Common Stock or other property shall also be subject to the same restrictions to the extent determined by the Committee.

  Bonuses or Other Compensation Payable in Stock. In lieu of salary, cash bonuses or other compensation otherwise payable to employees under the Company's or applicable subsidiary's compensation practices, the Committee may determine that such salary, bonuses or other compensation shall be payable in Company Common Stock or partly in Company Common Stock and partly in cash. Any such shares shall be subject to such terms as the Committee may determine in its discretion.

  Other Stock-Based Awards. The Committee may grant to participants under the Stock Incentive Plan other stock-based awards, which are valued in whole or in part by reference to, or otherwise based on Company Common Stock. The form of any other stock-based awards granted under the Stock Incentive Plan shall be determined in the discretion of the Committee, and may include, for example, deferred stock, performance shares, performance units or convertible debentures. The Committee shall also have the discretion to determine the terms, conditions, restrictions and/or limitations, consistent with the Stock Incentive Plan, applicable to any other stock-based awards granted under the plan. The Stock Incentive Plan gives the Committee the discretion, under certain circumstances, to waive any such limitations or requirements and to modify or accelerate the exercisability or other terms and conditions of any other stock-based award.

  The Committee may include as part of an other stock-based award an entitlement to receive, currently or on a deferred basis, dividend equivalents or interest with respect to the Company Common Stock subject to such award. Any dividend equivalents and interest payments shall be subject to such terms, conditions, restrictions and/or limitations as the Committee may establish and shall be paid in such form and manner and at such times as the Committee determines.

  Deferral of Awards. At the discretion of the Committee, payment of any option or other award under the Stock Incentive Plan may be deferred by a plan participant until such time as the Committee may establish.

  Change in Control. In the event of a change in control of the Company or a threatened or anticipated change in control of the Company (as defined by the Committee in the applicable award agreement), the Committee may, in its discretion, provide that any of the following applicable actions be taken as a result, or in anticipation, of any such event to assure fair and equitable treatment of Stock Incentive Plan participants: (i) accelerate time periods for purposes of vesting in, or realizing gain from, any outstanding option, SAR, other stock-based award or shares of restricted stock; (ii) offer to purchase any outstanding option, SAR or other stock-based award or shares of restricted stock from the holder for its equivalent cash value, as determined by the Committee, as of the date of the change in control; or (iii) make adjustments or modifications to outstanding options, SARs or other stock-based awards or with respect to restricted stock as the Committee deems appropriate to maintain and protect the rights and interests of Stock Incentive Plan participants following such change in control. In no event, however, may any stock option be exercised after ten years from the date it was granted.

  Changes in Capital. Adjustments shall be made by the Committee in the aggregate number and class of shares available under the Stock Incentive Plan, the number, class and price of shares subject to outstanding option, SAR and other stock-based award grants and the number and class of shares under awards of restricted stock, in each case to reflect changes in Company Common Stock through changes in the Company's corporate structure or capitalization such as through a stock dividend, stock split or merger.

  If a transaction shall occur or be proposed which the Committee determines may materially adversely affect the market value of the Company Common Stock, the Committee may (i) cancel all restrictions on restricted stock, (ii) accelerate the exercisability of outstanding stock options, SARs and/or other stock-based awards, (iii) adjust stock options, SARs and/or other stock-based awards by substituting for Company Common Stock stock or other securities of the surviving corporation or stock or other securities that may be issuable by another corporation in the transaction or stock or other securities of an affiliate of such corporation, if any such stock or other securities are publicly traded. In any such adjustment event the aggregate exercise price (as applicable) shall remain the same and the amount of shares or other securities subject to the option or other award shall be the amount which could have been purchased on the date of such transaction with the proceeds which would have been received by the participant if the option or other award had been exercised in full prior to the date of such transaction and the participant exchanged all such shares in the transaction.

  Transferability of Options and Awards. The Stock Incentive Plan gives the Committee the discretion to permit the recipient of an option or other award under the Stock Incentive Plan to transfer such option or award, together with any rights such recipient had to exercise such option or award. It is the Committee's present intent to provide in award agreements that, during the lifetime of a recipient of an option or other award under the Stock Incentive Plan, such option or other award is only exercisable by such recipient and shall not be transferable except by will or the laws of descent and distribution.

  Tax Withholding Obligations. If any tax withholding obligations arise under applicable law with respect to any option or award, the Stock Incentive Plan provides that the participant shall pay, or make other arrangements satisfactory to the Company to pay, in cash any such taxes at the time the income with respect to such option or award is first includible in the participant's taxable income, or, if the participant elects to be taxed earlier with respect to an award, the date of such election. The Stock Incentive Plan gives the Committee discretion to permit a participant to elect withholding of Company Common Stock otherwise deliverable to such participant or to tender pre-owned Company Common Stock or other marketable equity securities of the Company or a subsidiary, acquired more than six months prior to such tender, valued at fair market value on the date of such tender in full or partial satisfaction of such tax obligations under procedures approved by the Committee.

  Awards under the Current Plan. The following table shows awards of restricted stock and stock options made under the Current Plan during 1995 and 1996 to the five named individuals, all executive officers as a group and all other employees as a group.

                                                  1996               1995
                                           ------------------ ------------------
                                           RESTRICTED         RESTRICTED
                                             STOCK    OPTIONS   STOCK    OPTIONS
                                           ---------- ------- ---------- -------
   Richard de J. Osborne..................   17,000    50,000   16,000    40,000
   Francis R. McAllister..................    4,500    19,000    4,200    16,000
   Kevin R. Morano........................    3,600    15,200    3,500    13,000
   Robert M. Novotny......................    2,800    12,300    2,700    10,000
   Robert J. Muth.........................    2,400    10,400    2,000     7,800
   All executive officers as a group......   36,750   142,900   36,900   118,800
   All other employees as a group.........    6,100   104,500   17,800    97,400

  Certain Federal Income Tax Consequences. The following is a brief summary of certain significant United States Federal income tax consequences, under existing law, of the Stock Incentive Plan. This summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign tax consequences.

  Under the Code, the grant of stock options does not result in taxable income to the optionees or any tax deduction to the Company. However, the transfer of Company Common Stock to optionees upon exercise of their options may or may not give rise to taxable income to the optionees and tax deductions to the Company depending upon whether or not the options are incentive stock options.

  In general, the exercise of an incentive stock option is exempt from regular income tax (but not from alternative minimum tax) and does not result in a tax deduction to the Company at any time unless the optionee disposes of the Company Common Stock within two years of the option grant or one year of the transfer of such stock to such optionee (a "disqualifying disposition"). If these holding period requirements are satisfied, an optionee who acquired Company Common Stock upon the exercise of an incentive stock option will recognize any gain or loss realized upon sale of such stock as long-term capital gain or loss. However, if such an optionee makes a disqualifying disposition of any such stock, the optionee will recognize ordinary income in an amount equal to the difference between the option exercise price and the fair market value of the stock on the date the option is exercised. The Company will be entitled to a deduction equal to the amount of any ordinary income so recognized by the optionee. Any additional gain realized by the optionee on a disqualifying disposition of such stock will be capital gain. If the total amount realized in a disqualifying disposition is less than the exercise price of the incentive stock option, the difference will be a capital loss to the optionee.

  The exercise of an option which is not an incentive stock option generally results in immediate recognition of ordinary income by the optionee and a corresponding tax deduction to the Company in the amount by which the fair market value of the shares of Company Common Stock acquired exceeds the option exercise price. Such optionee will recognize as capital gain or loss any profit or loss realized on the sale or exchange of any such shares disposed of or sold.

  The award of restricted stock to a Stock Incentive Plan participant will not result in taxable income to the participant at the time of the award as long as the shares are not transferrable and are subject to a substantial risk of forfeiture, unless the participant elects to be taxed immediately. At the first time such stock becomes transferrable or no longer subject to a substantial risk of forfeiture, the participant will recognize ordinary income in an amount equal to the fair market value of such shares of Company Common Stock at the time the restrictions lapse. The Company will generally be entitled to a tax deduction, in the amount of the ordinary income recognized by the participant, for the Company's taxable year in which the participant recognizes such income.

  The payment of bonuses or other compensation in Company Common Stock is generally immediately taxable to the grantee and deductible by the Company; however, to the extent that such stock is not transferrable and subject to a substantial risk of forfeiture, the tax consequences to the participant and the Company will be similar to the tax consequences of awards of restricted stock, described above.

  The exercise of an SAR or a limited right for cash is immediately taxable to the grantee and deductible by the Company. The exercise of an SAR for stock is generally taxable and deductible in the same manner as the exercise of an option which is not an incentive stock option.

  Under Section 162(m) of the Code, the Company may be limited as to Federal income tax deductions to the extent that total annual compensation in excess of $1 million is paid to the chief executive officer of the Company or any one of the other four highest paid executive officers who are employed by the Company on the last day of the taxable year. However, certain "performance-based compensation" the material terms of which are disclosed to and approved by the Company's shareholders is not subject to this limitation on deductibility. The Company has structured the stock option and SAR portions of the Stock Incentive Plan with the intention that compensation resulting therefrom would be qualified performance-based compensation and would be deductible without regard to the limitations otherwise imposed by Section 162(m) of the Code. The Stock Incentive Plan allows the Committee discretion to award other stock-based awards that are intended to be qualified performance-based compensation. It is not intended that compensation resulting from restricted stock awarded under the Stock Incentive Plan will be qualified performance based compensation within the meaning of Section 162(m) of the Code.

       THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL.

      PROPOSAL TO APPROVE INCENTIVE COMPENSATION PLAN FOR SENIOR OFFICERS

  The Board of Directors has adopted, subject to approval by the stockholders, the ASARCO Incorporated Incentive Compensation Plan for Senior Officers (the "Incentive Plan") to provide a competitive level of compensation to the top executives of the Company through incentive bonuses which are tied to the financial performance of the Company.

  The sole purpose of instituting the Plan is to assure current federal income tax deductibility of incentive compensation earned by the five officers whose compensation might otherwise not be deductible as a result of recent changes in the Internal Revenue Code. The Incentive Plan is to be administered so as to provide no greater benefits than could be provided under the Company's existing Incentive Compensation Plan ("ICP"). As described in the Organization and Compensation Committee Report on Executive Compensation on pages 7-10, the officers who are or initially could be covered under the Incentive Plan have received incentive compensation awards for fiscal year 1995 and earlier years under the Company's incentive compensation plans that provide for discretion to be exercised by the Committee in granting awards to management employees of the Company and its subsidiaries.

  The Board of Directors recommends that the stockholders approve the Incentive Plan. The Incentive Plan will have been approved if a majority of the shares present and voting at the meeting on the proposal are voted in favor of it. The principal features of the Incentive Plan are summarized below, but this summary is qualified in its entirety by reference to the terms of the Incentive Plan, which is attached hereto as Exhibit B.

  The five most highly compensated named executive officers of the Company in the Company's proxy statement with respect to a year shall be eligible to participate in the Incentive Plan for such year (a "Performance Year"). In general, the Organization and Compensation Committee (the "Committee") will administer the Incentive Plan and determine the size of each award thereunder. However, if an employee who is also a member of the Board of Directors is eligible to participate, such participant's award under the Incentive Plan will be subject to a majority vote of the non-employee members of the Board of Directors, based upon the recommendation of the Committee.

  For each Performance Year, a fund (the "Covered Employees Performance Fund") equal to Applicable Net Earnings (as defined below) shall be established out of which individual awards ("Awards") may be paid to participants. The maximum Award which a participant may receive is limited as follows: (i) no more than 37.5% of the Covered Employees Performance Fund may be paid to the Chief Executive Officer of the Company, (ii) no more than 25.0% of the Covered Employees Performance Fund may be paid to the second most highly compensated participant, and (iii) no more than 12.5% of the Covered Employees Performance Fund may be paid to any of the other participants.

  For purposes of determining the size of the Covered Employees Performance Fund, "Applicable Net Earnings" means 2.0% of the Company's audited net after-tax income, as adjusted by the Committee to eliminate special after-tax credits and charges for non-recurring items (as identified in the Company's annual financial statements and management's discussion and analysis).

  The Committee may, in its sole discretion, reduce, but not increase, a participant's award under the Incentive Plan, based on the Committee's evaluation of the performance of the Company or the executive, the relationship of the award to other elements of the Company's executive compensation program and such other factors as the Committee may deem appropriate. The reduction of one participant's award will not necessarily cause an increase or a decrease in any other participant's award. As described in the report of the Committee on page 8, the Committee frequently utilizes information about certain peer companies' compensation practices, including information provided by outside consultants, in setting the compensation of the Company's senior executive officers. While the Covered Employees Performance Fund is designed to make annual bonuses paid to participants contingent on Applicable Net Earnings and to preserve the Company's compensation deduction in respect of such bonuses, the Committee believes that competitive compensation practices should continue to be an important factor in determining the appropriate level of compensation of its executive officers.

  Awards shall normally be paid to participants as soon as practicable after the Company's receipt of its audited financial statements for the Performance Year with respect to which the Awards are to be paid. Such payments shall be made in cash or, in the discretion of the Committee, in shares of Company stock pursuant to the Company's 1996 Stock Incentive Plan. In the Committee's discretion, a participant may defer the receipt of all or a portion of any Award within limits and under guidelines established by the Committee. Such deferred amounts may be credited with interest or another earnings factor, at rates or in such manner as determined by the Committee, and shall be paid to such participant in a lump sum or installments, as determined by the Committee, from the general assets of the Company.

  If a participant terminates employment during a Performance Year, amounts will be paid under the Incentive Plan to such participant as the Committee determines.

  The Incentive Plan shall not be deemed an exclusive method of providing incentive compensation for participants, nor shall it preclude the Committee or the Board from authorizing or approving other forms of incentive compensation, including cash incentive compensation to officers who are participants in the Incentive Plan in excess of amounts payable under the Incentive Plan.

  The Board of Directors of the Company may amend or terminate the Incentive Plan at any time, but no amendment or termination may adversely affect a participant's right to receive an Award after the start of a Performance Year without his or her consent.

  The Revenue Reconciliation Act of 1993 added Section 162(m) to the Internal Revenue Code. Section 162(m) limits the corporate income tax deduction for publicly held companies to $1,000,000 in any tax year for compensation paid to each of the Chief Executive Officer and the four highest paid executive officers other than the Chief Executive Officer. This rule applies to all deductible compensation including the deduction arising from the payment of annual bonuses. Various forms of compensation are exempted from this deduction limitation, including payments that are (i) subject to the attainment of pre-established objective performance goals, (ii) established and administered by outside directors, and (iii) approved by stockholders. The Board of Directors believes payments made under the Incentive Plan will qualify for exemption from the operation of Section 162(m) and, therefore, will be deductible by the Company.

  Because awards under the Incentive Plan are to be determined based on the Company's annual Applicable Net Earnings, it is not currently possible to determine the amount of any Award that will be payable under the Incentive Plan for fiscal 1996. Nevertheless, it is the Committee's intention that the amount of an Award under the Incentive Plan be the same as if awards were made under the ICP, so that it would generally exercise its right to reduce amounts available under the Incentive Plan to the appropriate extent to carry out that intention. Thus, as indicated in the table below, had the Incentive

Plan been in effect in fiscal 1995, Awards thereunder would have been the same as awards under the ICP, as compared to the maximum allocable for Awards under the Incentive Plan.

                                                       MAXIMUM AWARD   AWARD
                     NAME AND POSITION                  ALLOCATION   UNDER ICP
                     -----------------                 ------------- ----------
      Richard de J. Osborne...........................  $1,864,823   $  850,000
       Chairman of the Board, President and Chief
        Executive Officer
      Francis R. McAllister...........................   1,243,215      283,400
       Executive Vice President
      Kevin R. Morano.................................     621,608      241,100
       Vice President
      Robert M. Novotny...............................     621,608      181,800
       Vice President
      Robert J. Muth..................................     621,608      134,700
       Vice President
      All five named individuals as a group...........   4,972,860    1,691,000

       THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL.

                           PROPOSALS OF STOCKHOLDERS

  Proposals of stockholders intended to be presented at the Company's 1997 annual meeting of stockholders must be received by the Company at its principal executive offices (180 Maiden Lane, New York, N.Y. 10038) by November 12, 1996 in order to be considered for inclusion in the Company's proxy statement and form of proxy.

                               OTHER INFORMATION

  The Company is not aware of any other matters to be considered at the meeting. If any other matters properly come before the meeting, the persons named in the enclosed form of proxy will vote said proxy in accordance with their judgment on such matters.

  A transcript of the proceedings of the 1996 annual meeting of stockholders will be available after June 3, 1996 to any stockholder upon request to the Secretary, specifying a proper purpose for the request, and upon payment of $10.00 to cover the cost of postage and reproduction.

  Asarco has adopted a confidential voting policy regarding shareholder votes at Company shareholder meetings. Under the policy, shareholders' votes are kept confidential by an independent inspector of election, who may be the transfer agent, except as may be necessary to meet applicable legal requirements or to respond to written comments on proxy cards. Each proxy solicited by the Board which identifies the vote of a specific shareholder will be treated in accordance with this policy unless the shareholder elects not to have such vote kept confidential. In the event of a contested solicitation, if the Company and the opposing party can agree in writing on mutually acceptable confidentiality procedures which would apply to each party's solicitation, the Company agrees to be bound by the confidentiality procedures set forth in such agreement. If the parties do not agree on mutually acceptable confidentiality procedures, the Company's policy on confidential voting shall not apply to the solicitation.

  The Asarco confidential voting policy shall not operate to impair free and voluntary communication between Asarco and its shareholders, including voluntary disclosure by shareholders of the nature of their votes.

  The cost of soliciting proxies in the accompanying form will be borne by the Company. Morrow & Co., Inc. and Georgeson & Company Inc. have been employed to solicit proxies by mail, telephone or personal solicitation for fees to be paid by the Company of $10,000 each, plus reasonable out-of-pocket expenses. A number of regular employees of the Company, without additional compensation, may solicit proxies personally or by mail or telephone.

                                          ASARCO Incorporated

                                          R. Ferri, Secretary

New York, N.Y., March 7, 1996

                                                                       EXHIBIT A

                              ASARCO INCORPORATED
                           1996 STOCK INCENTIVE PLAN

  1. Purposes. The purposes of the ASARCO Incorporated 1996 Stock Incentive Plan are:

    (a) To further the growth, development and success of the Company and its Subsidiaries by enabling the executive and other key salaried employees of the Company and its Subsidiaries to acquire a continued proprietary interest in the Company, thereby increasing their personal interests in such growth, development and success; and

    (b) To maintain the ability of the Company and its Subsidiaries to attract and retain highly qualified and experienced employees by offering them an opportunity to acquire a continued proprietary interest in the Company and its Subsidiaries which will reflect the growth, development and success of the Company and its Subsidiaries.

Toward these objectives, the Committee may grant Options, Stock Appreciation Rights, Limited Rights, Other Stock-Based Awards or award Restricted Stock or Dividend Equivalents to such employees or pay such employees' bonuses (if any) or other compensation in Common Stock or award or grant any combination thereof, all pursuant to the terms and conditions of the Plan (each, an "Award").

  2. Definitions. As used in the Plan, the following capitalized terms shall have the meanings set forth below, unless the context clearly indicates otherwise:

    (a) "ADDITIONAL ANNUAL INCREMENT" shall have the meaning set forth in
  Section 4(a).

    (b) "AGREEMENT" shall have the meaning set forth in Section 3(e).

    (c) "AWARD" shall have the meaning set forth in Section 1.

    (d) "AWARD GAIN" shall have the meaning set forth in Section 12(a).

    (e) "AWARD LIMIT" shall mean an aggregate of 375,000 shares of Common Stock applicable collectively to all Awards during any period of three consecutive calendar years (as adjusted in accordance with Section 17).

    (f) "BOARD" shall mean the Board of Directors of the Company.

    (g) "CODE" shall mean the Internal Revenue Code of 1986, as it may be amended from time to time, including regulations and rules thereunder and successor provisions and regulations and rules thereto.

    (h) "COMMITTEE" shall mean the Organization and Compensation Committee of the Board, or such other Board committee as may be designated by the Board to administer the Plan.

    (i) "COMMON STOCK" shall mean the no par value common stock of the Company.

    (j) "COMPANY" shall mean ASARCO Incorporated, a New Jersey corporation, or any successor entity.

    (k) "COMPOSITE TAPE" shall mean the Composite Tape for New York Stock Exchange issues, or any successor thereto.

    (l) "COUPLED STOCK APPRECIATION RIGHTS" shall have the meaning set forth in Section 7.

    (m) "DIVIDEND EQUIVALENTS" shall mean the equivalent value (in cash or Common Stock) of dividends paid on Common Stock subject to Other Stock-Based Awards, which are granted under, and determined in accordance with
  Section 11.

    (n) "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as it may be amended from time to time.

    (o) "EXERCISE EVENT" shall have the meaning set forth in Section 7(e).

    (p) "FAIR MARKET VALUE" of a share of Common Stock or other Company or Subsidiary equity securities as of a given date shall be the mean of the high and low sales prices for a share of Common Stock or such securities as reported on the Composite Tape for such date; provided, however, that if there is no sale of shares of Common Stock or such securities reported on the Composite Tape on such date, such fair market value shall be the mean between the bid and asked prices for a share of Common Stock or such securities reported on the Composite Tape at the close of trading on such date; provided further, however, that if no such prices are reported for such day, the most recent day for which such prices are available shall be used. In the event that the method for determining the fair market value of a share of Common Stock or such securities provided for in the previous sentence shall not be practicable, then such fair market value shall be determined by such other reasonable valuation method as the Committee shall, in its discretion, select and apply in good faith as of the given date; provided, however, that for purposes of paragraph (a) of Section 6, such fair market value shall be determined subject to Section 422(c)(7) of the Code.

    (q) "INCENTIVE STOCK OPTION" shall mean an option to purchase Common Stock granted to a Participant under the Plan in accordance with the terms and conditions set forth in Section 6 and which conforms to the applicable provisions of Section 422 of the Code.

    (r) "INDEPENDENT STOCK APPRECIATION RIGHTS" shall have the meaning set forth in Section 7.

    (s) "LIMITED RIGHT" shall mean a limited stock appreciation right granted to a Participant under the Plan in accordance with the terms and conditions set forth in Section 7(e).

    (t) "NOTICE" shall mean written notice actually received by the Company at its offices, which may be delivered in person to the Company's Controller or sent by facsimile to the Company's Controller, or sent by certified or registered mail or reputable overnight courier, prepaid, addressed to the Company at 180 Maiden Lane, New York, New York 10038,
  Attention: Controller, or such other address or facsimile number as may be furnished in writing by the Company to any Participant.

    (u) "OPTION" shall mean an option to purchase Common Stock granted to a Participant under the Plan in accordance with the terms and conditions set forth in Section 6. Options may be either Incentive Stock Options or stock options other than Incentive Stock Options.

    (v) "OPTIONEE" shall mean a Participant who has been granted an Option under the Plan in accordance with the terms and conditions set forth in
  Section 6.

    (w) "OTHER STOCK-BASED AWARDS" shall mean Awards granted to Participants under the Plan that are valued in whole or in part by reference to, or otherwise based on, the value of a share of Common Stock, in accordance with the terms and conditions set forth in Section 10.

    (x) "PARTICIPANT" shall mean an executive or key salaried employee of the Company or its Subsidiaries selected to participate in the Plan pursuant to
  Section 3.

    (y) "PERFORMANCE CRITERIA" applicable to Awards under the Plan, shall mean one or more of the following, as selected by the Committee: (i) return on equity calculated by dividing net earnings by either (A) beginning stockholders' equity or (B) invested capital, or (ii) actual consolidated beneficial mined copper production. For purposes of the preceding sentence, equity and invested capital shall exclude unrealized gain on securities reported at fair value. Net earnings may be defined by the Committee as reported net earnings, earnings before non-recurring items (as identified in the Company's annual financial statements and management's discussion and analysis), net earnings before extraordinary items, net earnings before the cumulative effect of changes in accounting principles, or operating income.

    (z) "PERMANENT DISABILITY" shall mean a permanent disability under the terms of the Company's long-term disability plan; provided, however, that, for purposes of Incentive Stock Options, "Permanent Disability" shall mean "permanent and total disability" as set forth in Section 22(e)(3) of the Code. The Committee may require medical evidence of Permanent Disability, including medical examinations by physicians selected by it, at the expense of the Company.

    (aa) "PLAN" shall mean this ASARCO Incorporated 1996 Stock Incentive
  Plan.

    (ab) "PREDECESSOR PLAN" shall have the meaning set forth in Section
  18(h).

    (ac) "RESTRICTED STOCK" shall mean Common Stock awarded under the Plan in accordance with the terms and conditions set forth in Section 8.

    (ad) "RESTRICTION PERIOD" shall have the meaning set forth in Section
  8(b).

    (ae) "RULE 16B-3" shall mean Rule 16b-3 under the Exchange Act, as such rule may be amended from time to time.

    (af) "SEC" shall mean the Securities and Exchange Commission.

    (ag) "STOCK APPRECIATION RIGHT" shall mean a stock appreciation right granted to a Participant under the Plan and in accordance with the terms and conditions of Section 7 and shall include both Coupled Stock Appreciation Rights and Independent Stock Appreciation Rights.

    (ah) "SUBSIDIARY" shall mean any present or future corporation which is or would be a "subsidiary corporation" of the Company as the term is defined in Section 424(f) of the Code.

  3. Administration of the Plan. (a) The Committee shall have total and exclusive responsibility to control, operate, manage and administer the Plan in accordance with its terms and conditions.

  (b) The Committee shall be appointed from time to time by the Board, and the Committee shall consist of not less than three (3) members of the Board, each of whom is an "outside director" within the meaning of Section 162(m) of the Code and, to the extent necessary for the Plan and/or Awards thereunder to satisfy the requirements and conditions of Rule 16b-3, a "disinterested person," as defined by Rule 16b-3 (or a "non-employee director" under Rule 16b-3 as proposed to be amended by the SEC, if such amendments are finally adopted by the SEC substantially as proposed); provided, however, that if one or more of the members of the Committee does not qualify as such an "outside director" or a "disinterested person" (or a "non-employee director," if applicable) at the time any Award is granted, such Award nevertheless shall be deemed to be properly authorized and issued under the Plan and shall remain in full force and effect subject to the other terms and conditions contained in the Plan and the relevant Agreement. Appointment of Committee members shall be effective upon their acceptance of such appointment. Committee members may be removed by the Board at any time either with or without cause, and such members may resign at any time by delivering Notice thereof to the Board. Any vacancy on the Committee, whether due to action of the Board or any other reason, shall be filled by the Board.

  (c) The Committee shall have all authority that may be necessary or helpful to enable it to discharge its responsibilities with respect to the Plan. Without limiting the generality of the preceding sentence, the Committee shall have the exclusive right to: (i) interpret the Plan and the Agreements; (ii) construe any ambiguous provision in the Plan and/or the Agreements; (iii) determine eligibility for participation in the Plan; (iv) select Participants;
(v) decide all questions concerning eligibility for and the amount of Awards payable under the Plan; (vi) establish rules and regulations and administrative guidelines for carrying out the Plan and amend, rescind or waive such rules or regulations or administrative guidelines as it from time to time deems proper;
(vii) determine whether Awards to a Participant are to be granted alone or in combination or in tandem; (viii) to the extent permitted under the Plan and the applicable Agreement, accelerate the exercisability of any Option, Stock Appreciation Right or Other Stock-Based Award (if applicable), or the termination of any Restriction Period with respect to Restricted Stock when such acceleration and/or termination would be in the best interest of the Company; (ix) to the extent permitted under the Plan and the applicable Agreement, grant waivers of Plan terms, conditions, restrictions and limitations; (x) to the extent permitted under the Plan and the applicable Agreement, permit the transfer of an Award or the exercise of an Award by one other than the Participant who received the grant of such Award; (xi) correct any errors, supply any omissions or reconcile any inconsistencies in the Plan and/or any Agreement or any other instrument relating to any Award; (xii) to the extent permitted by the Plan, amend or adjust the terms and conditions of any outstanding Award and/or adjust the number and/or class of shares of Common Stock subject to any outstanding Award; (xiii) in accordance with the Plan, establish and administer any performance goals in connection with any Awards, including the Performance Criteria to which such performance goals relate and the applicable measurement periods, and certify whether, and to what extent, any such performance goals have been met; and (xiv) take any and all such other action it deems necessary or advisable for the proper operation and/or administration of the Plan. The Committee shall have full discretionary authority in all matters related to the discharge of its responsibilities and the exercise of its authority under the Plan and its determination of eligibility to participate in the Plan. In the absence of a showing of arbitrariness or bad faith, as to which the claimant shall have the burden of proof, decisions and actions by the Committee with respect to the Plan and any Agreement shall be final, conclusive and binding on all persons having or claiming to have any right or interest in or under the Plan and/or any Agreement.

  (d) In accordance with the terms and conditions and subject to the limitations of the Plan, the Committee, in its discretion, shall: (i) select, from time to time, from amongst those eligible, the employees to whom Awards shall be granted under the Plan, which selection may be based upon information furnished to the Committee by the Company's management; (ii) determine whether such Award shall take the form of an Option other than an Incentive Stock Option, Incentive Stock Option, Coupled Stock Appreciation Right, Independent Stock Appreciation Right, Limited Right, Restricted Stock, bonuses or other compensation payable in Common Stock, Other Stock-Based Award (and, if so, the form thereof), Dividend Equivalents or any combination thereof; and (iii) determine the number of shares of Common Stock to be included in such Awards and the periods for which such Awards will be outstanding. Such employees who are selected to participate in the Plan shall be referred to collectively herein as "Participants." Awards, including Awards under the same section of the Plan, need not be uniform as to all grants and recipients thereof.

  (e) Each Award shall be evidenced by an option agreement or award agreement (an "Agreement"), which shall be executed by the Company and the Participant to whom such Award has been granted, unless the Agreement provides otherwise; however, two or more Awards to a single Participant may be combined in a single Agreement. An Agreement shall not be a precondition to the granting of an Award; however, no person shall have any rights under any Award unless and until the Participant to whom the Award shall have been granted shall have executed and delivered to the Company an Agreement or other instrument evidencing the Award, unless such Agreement provides otherwise, and has otherwise complied with the applicable terms and conditions of the Award. The Committee shall prescribe the form of all Agreements, and, subject to the terms and conditions of the Plan, the Committee shall determine the content of all Agreements. Any Agreement may be supplemented or amended in writing from time to time as approved by the Committee; provided that the terms and conditions of any such Agreement as supplemented or amended are not inconsistent with the provisions of the Plan.

  (f) A majority of the members of the entire Committee shall constitute a quorum and the actions of a majority of the members of the Committee in attendance at a meeting at which a quorum is present, or actions by a memorandum or other written instrument or instruments signed by all members of the Committee, shall be the actions of the Committee.

  (g) The Committee may consult with counsel who may be counsel to the Company. The Committee may, with the approval of the Board, employ such other attorneys or consultants, accountants, appraisers, brokers or other persons as it deems necessary or appropriate. In accordance with Section 19, the Committee shall not incur any liability for any action taken in good faith in reliance upon the advice of such counsel or such other persons.

  (h) In serving on the Committee, the members thereof shall be entitled to indemnification as directors of the Company, and to any limitation of liability and reimbursement as directors with respect to their services as members of the Committee.

  (i) The Committee may, in its discretion, delegate to appropriate officers of the Company the administration of the Plan under this Section 3; provided, however, that no such delegation by the Committee shall be made (i) if such delegation would not be permitted under applicable law or (ii) with respect to the administration of the Plan as it affects executive officers and directors of the Company, and, provided further, however, the Committee may not delegate its authority to correct errors, omissions or inconsistencies in the Plan. All authority delegated by the Committee under this paragraph (i) of this Section 3 shall be exercised in accordance with the terms and conditions of the Plan and any rules, regulations or administrative guidelines for, conditions on, or limitations to the exercise of such authority that may from time to time be established by the Committee.

  (j) In its absolute discretion, the Board may at any time and from time to time exercise any and all rights, duties and responsibilities of the Committee under the Plan, including, but not limited to, establishing procedures to be followed by the Committee, but excluding matters which under Rule 16b-3 or
Section 162(m) of the Code are required to be determined in the discretion of the Committee.

  4. Shares of Stock Subject to the Plan. (a) The shares of stock subject to Awards granted under the Plan shall be shares of Common Stock. The total number of shares of Common Stock that may be delivered pursuant to any Awards (excluding any shares delivered with respect to Dividend Equivalents) under the Plan is (i) the amount of shares of Common Stock available for option or award under the Predecessor Plan as of the date of shareholder approval of this Plan, which amount shall not exceed 475,076 shares of Common Stock, of which not more than 54,100 shares may be awarded as Restricted Stock, plus an additional number of shares on January 1 of each calendar year during the duration of the Plan, beginning January 1, 1997, equal to one percent (1.0%) of the number of shares of Common Stock outstanding on December 31 of the immediately preceding year (the "Additional Annual Increment"), of which (ii) 15% of the amount of shares of Common Stock in (i) above plus an additional amount of shares of Common Stock each calendar year equal to fifteen percent (15%) of the Additional Annual Increment with respect to such year may be awarded as Restricted Stock and (iii) no more than 350,000 shares of Common Stock may be awarded in any calendar year with respect to Incentive Stock Options, or an aggregate of 3,500,000 shares of Common Stock for the duration of the Plan. Shares of Common Stock subject to the Plan may be either authorized and unissued shares (which will not be subject to preemptive rights) or previously issued shares acquired by the Company or any Subsidiary. The exercise of a Stock Appreciation Right, whether paid in cash or Common Stock, shall be deemed to be an issuance of Common Stock for purposes of determining the number of shares delivered under the Plan.

  (b) The maximum number of shares of Common Stock that may be subject to all Awards granted under the Plan to a Participant shall not exceed the Award Limit.

  (c) Notwithstanding any of the foregoing limitations set forth in this
Section 4, the numbers of shares of Common Stock specified in this Section 4 shall be adjusted as provided in Section 17.

  (d) Any shares of Common Stock subject to an Option or Stock Appreciation Right or Other Stock-Based Award which for any reason expires or is terminated without having been fully exercised and any Restricted Stock which is forfeited may again be granted pursuant to an Award under the Plan, subject to the limitations of this Section 4; provided, however, that forfeited shares of Common Stock shall not be available for further Awards if the recipient thereof has realized any benefits of ownership from such shares.

  5. Eligibility. Executive and other key salaried employees, including officers, of the Company and its Subsidiaries (but excluding non-employee directors as well as members of the Committee) shall be eligible to receive Awards under the Plan.

  6. Terms and Conditions of Stock Options. All Options to purchase Common Stock granted under the Plan shall be either Incentive Stock Options or Options other than Incentive Stock Options. Each Option shall be subject to all the applicable provisions of the Plan, including the following terms and conditions, and to such other terms and conditions not inconsistent therewith as the Committee shall determine and which are set forth in the applicable Agreement.

    (a) The option exercise price per share of shares of Common Stock subject to each Option shall be determined by the Committee and stated in the Agreement; provided, however, that, subject to paragraph (h)(C) of this
  Section 6, such price shall not be less than 100% of the Fair Market Value of a share of Common Stock at the time that the Option is granted.

    (b) Each Option shall be exercisable in whole or in such installments during and over such period ending not later than ten (10) years from the date such Option was granted as may be determined by the Committee and stated in the Agreement, subject to paragraph (h)(C) of this Section 6. In no event may an Option be exercised more than ten (10) years from the date the Option was granted.

    (c) An Option shall not be exercisable with respect to a fractional share of Common Stock or with respect to the lesser of one hundred (100) shares or the full number of shares of Common Stock then subject to the Option. No fractional shares of Common Stock shall be issued upon the exercise of an Option. If a fractional share of Common Stock shall become subject to an Option by reason of a stock dividend or otherwise, the Optionee shall not be entitled to exercise the Option with respect to such fractional share.

    (d) Each Option may be exercised by giving Notice to the Company specifying the number of shares of Common Stock to be purchased, which shall be accompanied by payment in full including, if required by applicable law, applicable taxes, if any. Payment, except as provided in the Agreement, shall be:

      (i) in United States dollars by personal check, subject to collection, or bank draft;

      (ii) by tendering to the Company shares of Common Stock owned by the person exercising the Option (or by such person and his or her spouse), which may include shares received as the result of a prior exercise of an Option, and having a Fair Market Value on the date on which the Option is exercised equal to the cash exercise price applicable to such Option;

      (iii) in accordance with a cashless exercise program established by the Committee in its discretion under which, if so instructed by an Optionee, either (A) shares of Common Stock may be issued by the Company directly to the Optionee's broker or dealer upon receipt in cash of the purchase price thereof under an Option from such broker or dealer, or (B) shares of Common Stock may be issued by the Company directly to the Optionee's broker or dealer in consideration of such broker's or dealer's irrevocable commitment to pay to the Company in cash that portion of the proceeds from the sale of such shares that is equal to the cash exercise price of one or more Options relating to such shares of Common Stock; or

      (iv) by any combination of the consideration provided in the foregoing clauses (i), (ii) and (iii).

    (e) No Optionee shall have any rights to dividends or other rights of a shareholder with respect to shares of Common Stock subject to his or her Option until he or she has given Notice to the Company of exercise of his or her Option and paid for such shares, in accordance with the provisions of the Plan.

    (f) An Option may be exercised only if at all times during the period beginning with the date of the granting of the Option and ending on the date of such exercise (or in the case of an Incentive Stock Option, the date three (3) months before the date of such exercise) the Optionee was an employee of either the Company or of a Subsidiary or of another corporation referred to in Section 421(a)(2) of the Code; provided, however, that if any such continuous employment is terminated by death, Permanent Disability, "normal retirement" under a retirement plan of the Company and/or a Subsidiary, or otherwise terminated with the written consent of such employer at any time when the Option, or any portion thereof, is exercisable by the Optionee, such Option may be exercised with respect to that number of shares of Common Stock (subject to adjustment as provided for in Section 17) which the Optionee could have acquired by the exercise of such Option immediately prior to any such termination of employment by the Optionee or the person or persons to whom his or her rights under the Option shall have passed by will or by the laws of descent and distribution or otherwise, at any time prior to the termination date of the Option, as stated in the Agreement; provided further, however, that if any such continuous employment is otherwise terminated by retirement before such "normal retirement" at any time when the Option, or any portion thereof, is exercisable by the Optionee, the Committee may, in its discretion, determine that such Option shall nevertheless be exercisable in accordance with this subsection (f) of Section 6.

    (g) The Committee may, but need not, require such consideration from an Optionee at the time of granting an Option as it shall determine, either in lieu of or in addition to, the limitations on exercisability of such Option imposed under this Section 6.

    (h)(A) Each Option shall state in the Agreement whether it will or will not be treated as an Incentive Stock Option. No Incentive Stock Option shall be granted unless such Option, when granted, qualifies as an "incentive stock option" under Section 422 of the Code. Any Incentive Stock Option granted under the Plan shall contain such terms and conditions, consistent with the Plan, as the Committee may determine to be necessary to qualify such Option as an "incentive stock option" under Section 422 of the Code. No Incentive Stock Option shall be granted to any Participant who is not an employee of the Company or a Subsidiary. Any Incentive Stock Option granted under the Plan may be modified by the Committee to disqualify such Option from treatment as an "incentive stock option" under Section 422 of the Code.

    (B) Notwithstanding any intent to grant Incentive Stock Options, an Option granted under the Plan will not be considered an Incentive Stock Option to the extent that it, together with any other "incentive stock options" (within the meaning of Section 422 of the Code, but without regard to subsection (d) of such Section) under the Plan or any other incentive stock option plans of the Company and any Subsidiary, are exercisable for the first time by any Optionee during any calendar year with respect to Common Stock having an aggregate Fair Market Value in excess of $100,000 (or such other limit as may be required by the Code) as of the time the Option with respect to such Common Stock is granted. The rule set forth in the preceding sentence shall be applied by taking Options into account in the order in which they were granted.

    (C) No Incentive Stock Option shall be granted to a Participant who owns (within the meaning of Section 424(d) of the Code), at the time the Option is granted, more than 10% of the total combined voting power of all classes of stock of the Company or a Subsidiary. This restriction does not apply if at the time such Incentive Stock Option is granted the Option exercise price per share of Common Stock subject to the Option is at least 110% of the Fair Market Value of a share of Common Stock on the date such Incentive Stock Option is granted, and the Incentive Stock Option by its terms is not exercisable after the expiration of five (5) years from such date of grant.

    (i) An Option and any shares of Common Stock received upon the exercise of an Option shall be subject to such other transfer and/or ownership restrictions and/or legending requirements as the Committee may establish in its discretion and which are specified in the Agreement and may be referred to on the certificates evidencing such shares. The Committee may require an Optionee to give prompt Notice to the Company concerning any disposition of shares of Common Stock received upon the exercise of an Incentive Stock Option within (i) two years from the date of granting such Incentive Stock Option to such Participant or (ii) one year from the transfer of such shares to such Participant or (iii) such other period as the Committee may from time to time determine. The Committee may direct that an Optionee with respect to an Incentive Stock Option undertake in the applicable Agreement to give such notice described in the preceding sentence, at such time and containing such information as the Committee may prescribe, and/or that the certificates evidencing shares acquired by exercise of an Incentive Stock Option refer to such requirement to give such notice.

    (j) Notwithstanding any other provision contained in the Plan to the contrary, the maximum number of shares of Common Stock which may be subject to Options granted under the Plan to any Participant shall not exceed the Award Limit. To the extent required by Section 162(m) of the Code, shares of Common Stock subject to Options which are cancelled shall continue to be counted against the Award Limit and if, after the grant of an Option, the price of shares subject to such Option is reduced, the transaction is treated as a cancellation of the Option and a grant of a new Option and both the Option deemed to be canceled and the Option deemed to be granted are counted against the Award Limit.

  7. Terms and Conditions of Stock Appreciation Rights. Any Stock Appreciation Rights granted by the Committee under the Plan shall, in the discretion of the Committee, either be granted alone ("Independent Stock Appreciation Rights") or in conjunction with all or part of an Option granted under the Plan ("Coupled Stock Appreciation Rights"), and the applicable Agreement shall state whether a Stock Appreciation Right is an Independent Stock Appreciation Right or a Coupled Stock Appreciation Right. Each Stock Appreciation Right shall be subject to all the applicable provisions of the Plan, including the following terms and conditions, and to such other terms and conditions not inconsistent therewith as the Committee shall determine and which are set forth in the applicable Agreement.

    (a) The Committee may grant a Coupled Stock Appreciation Right (i) with respect to an Option which is not an Incentive Stock Option, either at the time such Option is granted or at any subsequent time during the term of such Option, or (ii) with respect to an Incentive Stock Option, only at the time such Incentive Stock Option is granted. A Coupled Stock Appreciation Right shall entitle the grantee thereof to elect, in the manner described below and as set forth in the applicable Agreement, in lieu of exercising his or her related Option for all or a portion of the shares of Common Stock covered by such Option, to surrender such Option with respect to any or all of such shares and to receive from the Company a payment having a value equal to the amount by which (A) the Fair Market Value of a share of Common Stock on the date of such election, multiplied by the number of shares of Common Stock as to which the grantee shall have made such election, exceeds (B) the exercise price stated in such Option multiplied by such number of shares, subject to any limitations on such amount, including any periodic change therein, as the Committee may in its discretion impose, as set forth in the applicable Agreement. A Coupled Stock Appreciation Right shall be exercisable only to the extent and at the time the related Option is exercisable, and the Coupled Stock Appreciation Right shall terminate and shall no longer be exercisable upon the expiration or exercise of the related Option. An Option with respect to which an Optionee has elected to exercise a Coupled Stock Appreciation Right, as described above, shall, to the extent of the shares covered by such exercise, be canceled automatically and surrendered to the Company, and such Option shall thereafter remain exercisable according to its terms only with respect to the number of shares of Common Stock as to which it would otherwise be exercisable, less the number of such shares with respect to which such Coupled Stock Appreciation Right has been so-exercised.

    (b) The Committee, in its discretion, shall establish the terms and conditions of Independent Stock Appreciation Rights, including the exercise price thereof, which shall not be less than 100% of the Fair Market Value of the Common Stock on the date any such Independent Stock Appreciation Right is granted, the number of shares of Common Stock covered thereby and the period of time during which any Independent Stock Appreciation Right may be exercised, which shall not extend beyond ten (10) years from the date of grant thereof, and any other terms and conditions the Committee may deem appropriate and which are consistent with the terms and conditions and limitations of the Plan. An Independent Stock Appreciation Right shall entitle the grantee thereof to elect, in the manner described below and as set forth in the applicable Agreement, to receive from the Company a payment having a value equal to the amount by which (A) the Fair Market Value of a share of Common Stock on the date of such election, multiplied by the number of shares of Common Stock as to which the grantee shall have made such election, exceeds (B) the exercise price stated in the Agreement applicable to such Independent Stock Appreciation Right multiplied by such number of shares, subject to any limitations on such amount, including any periodic change therein, as the Committee may in its discretion impose, as set forth in the applicable Agreement. Except as provided in the Agreement, the right to exercise an Independent Stock Appreciation Right shall terminate as specified in Section 6(f), as if the Independent Stock Appreciation Right were an Option other than an Incentive Stock Option.

    (c) The Company may, in the discretion of the Committee, as set forth in the Agreement, make payment on a properly exercised Stock Appreciation
  Right: (i) in cash equal to the excess of the amount described in clause
  (A) over the amount described in clause (B) of either paragraph (a) or (b) above, as applicable, after taking into account any limitations imposed in accordance therewith; or (ii) in the nearest whole number of shares of Common Stock having an aggregate Fair Market Value on the date of exercise of the Stock Appreciation Right which is not greater than the cash amount calculated in clause (i) above; or (iii) in a combination of the manners described in clauses (i) and (ii) above.

    (d) An election to exercise Stock Appreciation Rights shall be deemed to have been made on the date of Notice of such election to the Company; provided, however, the Committee may provide in the applicable Agreement that a Stock Appreciation Right shall be deemed to be exercised at the close of business on the scheduled expiration date of such Stock Appreciation Right if at such time such Stock Appreciation Right by its terms remains exercisable and, if so exercised, would result in a payment to the holder thereof.

    (e) Notwithstanding anything in this Section 7 to the contrary, the Committee may grant Limited Rights to an eligible employee of the Company or a Subsidiary, either alone or in conjunction with all or part of an Option granted to such employee, and, in the case of any such conjunctive grant, at the time of such Option grant or thereafter during the term of such Option. A Limited Right shall be exercisable upon the occurrence of an Exercise Event specified in the applicable Agreement, and shall expire thirty (30) days after the occurrence of such Exercise Event. Exercise Events may include, at the discretion of the Committee and as specified in the applicable Agreement, consummation of a tender or exchange offer for the shares of Common Stock outstanding at the commencement of such offer, or a proxy contest the result of which is the replacement of one-third or more of the members of the Board, or consummation of a merger or reorganization of the Company in which the Company does not survive or in which the shareholders of the Company receive stock or securities of another corporation or cash, or a liquidation or dissolution of the Company or other similar events. As determined by the Committee, in its discretion, at the time Limited Rights are awarded to a Participant, and as stated in the applicable Agreement, Limited Rights shall permit such a Participant to receive in cash for each share of Common Stock covered by a corresponding Option, in the case of a Limited Right granted in conjunction with an Option (without regard to the date on which the Option otherwise would be exercisable), or covered by a Limited Right granted alone, either (i) the highest market trading price per share of Common Stock reported on the Composite Tape during the sixty (60) days immediately preceding the date of the applicable Exercise Event or (ii) the highest market trading price per share of Common Stock reported on the Composite Tape on the date of exercise of the Limited Right, less the per share exercise price of the corresponding Option, in the case of a Limited Right granted in conjunction with an Option, or the exercise price of the Limited Right, as stated in the Agreement, in the case of a Limited Right granted alone. In the event that the Exercise Event is the consummation of a tender or exchange offer, the value per share set by the offeror shall be substituted for the highest market price per share provided in clause (i) of the preceding sentence if the value per share set by the offeror is higher than such highest market price per share. Limited Rights shall not extend the exercise period of any Option and, to the extent exercised, shall reduce the shares of Common Stock available under the Plan, pursuant to Section 4, and the shares of Common Stock covered by the Options to which such Limited Rights relate, if applicable.

    (f) Notwithstanding any other provision contained in the Plan to the contrary, the maximum number of shares of Common Stock for which Stock Appreciation Rights may be granted under the Plan to any Participant shall not exceed the Award Limit. To the extent required by Section 162(m) of the Code, shares of Common Stock subject to Stock Appreciation Rights which are cancelled continue to be counted against the Award Limit and if, after grant of a Stock Appreciation Right, the price of shares subject to such Stock Appreciation Right is reduced, the transaction is treated as a cancellation of the Stock Appreciation Right and a grant of a new Stock Appreciation Right and both the Stock Appreciation Right deemed to be canceled and the Stock Appreciation Right deemed to be granted are counted against the Award Limit.

  8. Terms and Conditions of Restricted Stock Awards. All awards of Restricted Stock under the Plan shall be subject to all the applicable provisions of the Plan, including the following terms and conditions, and to such other terms and conditions not inconsistent therewith, as the Committee shall determine and which are set forth in the applicable Agreement.

    (a) Awards of Restricted Stock may be in addition to or in lieu of any other types of Awards granted under the Plan.

    (b) During a period set by the Committee at the time of each award of Restricted Stock (the "Restriction Period"), as specified in the Agreement, the recipient shall not be permitted to sell, transfer, pledge, assign, encumber or otherwise dispose of the shares of Restricted Stock and any attempt by such recipient to sell, transfer, pledge, assign, encumber or otherwise dispose of such Restricted Stock shall constitute the immediate and automatic forfeiture of such Award.

    (c) Shares of Restricted Stock shall become free of all restrictions applicable thereto if the recipient dies or his or her employment with the Company or a Subsidiary terminates by reason of Permanent Disability, as determined by the Committee, during the Restriction Period and, to the extent set by the Committee at the time of the award or later, if the recipient retires under a retirement plan of the Company or a Subsidiary during such period. If the Committee determines that any such recipient is not subject to a Permanent Disability or that a retiree's Restricted Stock is not to become free of restrictions, the Restricted Stock held by either such recipient, as the case may be, shall be forfeited and revert to the Company.

    (d) Shares of Restricted Stock shall be forfeited and revert to the Company upon the recipient's termination of employment with the Company or a Subsidiary during the Restriction Period for any reason other than death, Permanent Disability or, to the extent determined by the Committee, retirement under a retirement plan of the Company or a Subsidiary except to the extent the Committee, at its sole discretion, finds that such forfeiture might not be in the best interest of the Company, and, therefore, waives all or part of the application of this provision to the Restricted Stock held by such recipient.

    (e) Each recipient of shares of Restricted Stock hereunder may, but need not, be issued one or more stock certificates in respect of such shares of Restricted Stock. Stock certificates for shares of Restricted Stock shall be registered in the name of the recipient but shall be appropriately legended and returned to the Company by the recipient, together with a stock power, endorsed in blank by the recipient. As the Committee, in its discretion, may deem appropriate, in lieu of the issuance of certificates for any shares of Restricted Stock during the applicable Restriction Period, a "book entry" (i.e., a computerized or manual entry) may be made in the records of the Company, or its designated stock transfer agent, to evidence the ownership of such shares of Restricted Stock in the name of the applicable recipient. Such records of the Company or such agent shall, absent manifest error, be binding on all recipients of Restricted Stock hereunder.

    (f) The recipient of shares of Restricted Stock shall be entitled to vote shares of Restricted Stock and shall be entitled to all dividends paid thereon, except that dividends paid in Common Stock or other property shall be subject to the same restrictions to the extent determined by the Committee.

    (g) In the event of any adjustment as provided in Section 17, or any stock or securities received as a dividend on shares of Restricted Stock, such new or additional shares or securities shall be subject to the same terms and conditions as relate to the original shares of Restricted Stock.

    (h) Restricted Stock shall become free of the foregoing restrictions upon expiration of the applicable Restriction Period and the Company shall, subject to paragraphs (d) and (e) of Section 18, then deliver Common Stock certificates evidencing such stock to the Participant.

    (i) Restricted Stock and any Common Stock received upon the expiration of the Restriction Period shall be subject to such other transfer restrictions and/or legending requirements that are imposed by the Committee, in its discretion, and specified in the Agreement.

  9. Bonuses or Other Compensation Payable in Stock. In lieu of cash bonuses or other compensation otherwise payable under the Company's or applicable Subsidiary's compensation practices to employees of either who are eligible to participate in the Plan, the Committee, in its discretion, may determine that such bonuses or other compensation shall be payable in Common Stock or partly in Common Stock and partly in cash. Such bonuses or other compensation shall be in consideration of services previously performed and as an incentive toward future services and shall consist of shares of Common Stock subject to such terms as the Committee may determine in its discretion. The number of shares of Common Stock payable in lieu of a bonus or other compensation otherwise payable shall be determined by dividing the amount of such bonus or other compensation by the Fair Market Value of one share of Common Stock on the date such bonus or other compensation is payable.

  10. Terms and Conditions of Other Stock-Based Awards. The Committee may grant to Participants Awards under the Plan that are valued in whole or in part by reference to, or otherwise based on Common Stock ("Other Stock-Based Awards"). The provisions of Other Stock-Based Awards need not be the same with respect to each recipient or each Award. The Committee, in its discretion, may grant Other Stock-Based Awards as it deems appropriate, including, by way of example and not in limitation, (i) to take advantage of the compensation practices or tax laws or accounting rules applicable at the time of grant of such an Award, even if such practices, laws and/or rules are different from those in effect on the effective date of the Plan, (ii) to reflect the financial situation of the Company from time to time or (iii) to conform to and comply with tax, securities or other law or regulations in jurisdictions outside the United States. Other Stock-Based Awards shall take such form as the Committee, in its discretion, from time to time, determines, including, by way of example, and not in limitation, deferred stock, performance shares, performance units and convertible debentures. All Other Stock-Based Awards under the Plan shall be subject to all the applicable provisions of the Plan, including the following terms and conditions, and to such other terms, conditions, restrictions and/or limitations, if any, not inconsistent with the Plan, as the Committee shall determine, in its discretion, and which are set forth in the applicable Agreement.

    (a) The recipient of an Other Stock-Based Award may be entitled to receive, currently or on a deferred basis, Dividend Equivalents or interest with respect to the number of shares of Common Stock covered by such Award and such amounts (if any) may be deemed to be reinvested in additional Common Stock or otherwise reinvested, all as determined, at the time of grant of such Award or subsequently during the term of such Award, by the Committee, in its discretion, and stated in the Agreement.

    (b) An Other Stock-Based Award, and any Common Stock covered by such Award, may be forfeited to the extent determined by the Committee, in its discretion, and stated in the Agreement.

    (c) All Other Stock-Based Awards, and any Common Stock covered thereby, shall be forfeited upon termination of the recipient's employment with the Company or a Subsidiary; provided, however, the Committee may, in its discretion, determine, at or after the time an Other Stock-Based Award is granted, that if any such employment is terminated by reason of death or Permanent Disability or, to the extent that subsection (d) of this Section 10 is inapplicable to a Participant's Other Stock-Based Award, "normal retirement" under a retirement plan of the Company and/or a Subsidiary, or otherwise with the written consent of such employer any or all remaining limitations, restrictions or requirements, if any, imposed pursuant to the Plan or in the Agreement with respect to such Other Stock-Based Award shall be waived. The Committee may, in its discretion, otherwise modify or accelerate the exercisability or other terms and conditions of any Other Stock-Based Award to the extent that any such modification or acceleration is (i) permitted under, and not inconsistent with the Plan and (ii) in the best interests of the Company and provided that subsection (d) of this
  Section 10 is not applicable to such Other Stock-Based Award.

    (d) An Other Stock-Based Award based in whole or in part upon the attainment of particular performance goals established by the Committee is intended to qualify as "other performance-based compensation," as used in Code Section 162(m)(4)(C). Such performance goals shall be determined over a measurement period or periods established by the Committee and shall relate to one or more Performance Criteria, as determined by the Committee, in its discretion. The maximum number of shares of Common Stock that may be awarded to a Participant subject to an Other Stock-Based Award shall not exceed the Award Limit.

  11. Dividend Equivalents. On the date of grant (or at any subsequent time during the applicable term) of any Other Stock-Based Award, the Committee may choose to include as part of such Other Stock-Based Award the right to receive Dividend Equivalents with respect to the Common Stock, or any portion thereof, subject to such Other Stock-Based Award. Any such Dividend Equivalents shall be calculated in the manner prescribed by the Committee, in its discretion, consistent with the Plan. Any such Dividend Equivalents shall be paid to the Participant for record dates during the period of time between such date of grant and the date the applicable Other Stock-Based Award is exercised or terminates. Dividend Equivalents shall be subject to such terms, conditions, restrictions and/or limitations as the Committee may establish and shall be paid in such form and manner and at such times as the Committee shall determine. Any Dividend Equivalents may, at the Committee's discretion, be converted into cash by such formula and at such time and subject to such limitations as may be determined by the Committee in its discretion, and any Dividend Equivalents that are not paid currently in cash may, at the discretion of the Committee, accrue interest or be reinvested into additional shares of Common Stock. The total number of shares of Common Stock available for delivery under the Plan under
Section 4 shall not be reduced to reflect any Dividend Equivalents that are reinvested into additional shares of Common Stock.

  12. Deferral of Awards. In the discretion of the Committee, payment of any Award, or any portion thereof, may be deferred by a Participant until such time as the Committee may establish. All such deferrals shall be accomplished by the delivery of a written, irrevocable election (in the form prescribed by the Committee) by the Participant prior to the time established by the Committee for such purpose.

All such deferrals shall be made in accordance with administrative guidelines established by the Committee to ensure that such deferrals comply with the requirements of applicable law, including, without limitation, the Code. Deferred payments shall be paid in a lump sum or installments, as determined by the Committee. Deferred Awards may also be credited with interest or other growth factor, at such rates or in such manner as are determined by the Committee, and, with respect to those deferred Awards denominated in the form of Common Stock, with Dividend Equivalents.

  13. Change in Control. (a) In the event of a change in control of the Company or a threatened or anticipated change in control of the Company, each as defined (if at all) by the Committee in the Agreement, the Committee may, in its discretion, provide in the Agreement that any of the following applicable actions be taken as a result, or in anticipation, of any such event to assure fair and equitable treatment of Participants:

    (i) accelerate time periods for purposes of vesting in, or realizing gain from, any outstanding Option or Stock Appreciation Right or Other Stock-Based Award or shares of Restricted Stock granted or awarded pursuant to the Plan;

    (ii) offer to purchase any outstanding Option or Stock Appreciation Right or Other Stock-Based Award or shares of Restricted Stock granted or awarded pursuant to the Plan from the holder thereof for its equivalent cash value, as determined by the Committee, in its discretion, as of the date of the change in control; or

    (iii) make adjustments or modifications to outstanding Options or Stock Appreciation Rights or Other Stock-Based Awards or with respect to Restricted Stock as the Committee deems appropriate to maintain and protect the rights and interests of the Participants following such change in control.

    In no event, however, may any Option be exercised after ten (10) years from the date it was originally granted.

  (b) The Company shall pay all legal fees and related expenses incurred by a Participant in seeking to obtain or enforce any payment, benefit or right he or she may be entitled to under the Plan or an Agreement after a change in control of the Company; provided, however, such a Participant shall be required to repay any such amounts to the Company to the extent a court of competent jurisdiction issues a final and non-appealable order setting forth the determination that the position taken by the Participant was frivolous or advanced in bad faith.

  14. Transfer, Leave of Absence. For purposes of the Plan: (a) a transfer of an employee from the Company to a Subsidiary or an affiliate of the Company, whether or not incorporated, or vice versa, or from one Subsidiary or affiliate of the Company to another, and (b) a leave of absence, duly authorized in writing by the Company or a Subsidiary or affiliate of the Company, shall not be deemed a termination of employment of the employee.

  15. Rights of Employees and Other Persons. (a) No person shall have any rights or claims under the Plan except in accordance with the provisions of the Plan and the Agreement.

  (b) Nothing contained in the Plan or in any Agreement shall be deemed to give any employee the right to be retained in the service of the Company or its Subsidiaries nor restrict in any way the right of the Company or any Subsidiary to terminate any employee's employment at any time with or without cause.

  (c) The adoption of the Plan shall not be deemed to give any employee of the Company or any Subsidiary or any other person any right to be selected as a Participant or to be granted an Award.

  (d) Nothing contained in the Plan or in any Agreement shall be deemed to give any employee the right to receive any bonus, whether payable in cash or in Common Stock, or in any combination thereof, from the Company, nor be construed as limiting in any way the right of the Company to determine, in its sole discretion, whether or not it shall pay any employee bonuses, and, if so paid, the amount thereof and the manner of such payment.

  16. Tax Withholding Obligations. (a) The Company and/or any Subsidiary are authorized to take whatever actions are necessary and proper to satisfy all obligations of Participants for the payment of all Federal, state and local taxes in connection with any Awards (including, but not limited to, actions pursuant to the following paragraphs (b) and (c) of this Section 16).

  (b) If any Participant properly elects, within the period permitted under
Section 83 of the Code after the date on which property subject to an Award is transferred to such Participant to include in gross income for Federal income tax purposes an amount equal to the Fair Market Value (on the date of transfer) of the Common Stock subject to such Award, such Participant shall pay, or make arrangements satisfactory to the Company, as determined in the Committee's discretion, to pay to the Company, at the time of such election, any Federal, state or local taxes required to be withheld with respect to such Award. If any such Participant shall fail to make such tax payments as are required, the Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Participant.

  (c) Any Participant who does not or cannot make the election described in paragraph (a) of this Section 16 with respect to an Award shall (and in no event shall Common Stock be delivered to such Participant with respect to such Award until), no later than the date as of which the value of the Award first becomes includible in the gross income of the Participant for income tax purposes, pay to the Company in cash, or make arrangements satisfactory to the Company, as determined in the Committee's discretion, regarding payment to the Company of, any taxes of any kind required by law to be withheld with respect to the Common Stock or other property subject to such Award, and the Company and any Subsidiary shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Participant; provided, however, the Committee may, in its discretion and pursuant to procedures approved by the Committee, permit the Participant to elect withholding by the Company of Common Stock otherwise deliverable to such Participant pursuant to such Award (provided, however, that the amount of any Common Stock so withheld shall not exceed the minimum required withholding obligation taking into account the Participant's effective tax rate and all applicable Federal, state, local and foreign taxes) and/or to tender to the Company Common Stock or other marketable equity securities issued by the Company or a Subsidiary owned by such Participant (or by such Participant and his or her spouse jointly) and acquired more than six (6) months prior to such tender valued at Fair Market Value on the date of such tender in full or partial satisfaction of such tax obligations.

  17. Changes in Capital. (a) Upon changes in the outstanding Common Stock by reason of a stock dividend, stock split, reverse split, subdivision, recapitalization, merger, consolidation (whether or not the Company is a surviving corporation), an extraordinary dividend payable in cash or property, combination or exchange of shares, separation, reorganization or liquidation, the aggregate number and class of shares available under the Plan as to which Awards may be granted, the number and class of shares under (i) each Option and the option price per share, (ii) each Stock Appreciation Right and the exercise price thereof, (iii) each Other Stock-Based Award and the exercise price (or equivalent, if applicable) thereof and (iv) each award of Restricted Stock shall, in each case, be correspondingly adjusted by the Committee, such adjustments to be made in the case of any outstanding Options and/or Stock Appreciation Rights without change in the total price applicable to such Options and Stock Appreciation Rights.

  (b) If a transaction shall occur or be proposed which the Committee, in its discretion, determines may materially adversely affect the market value of the Common Stock after such transaction, the Committee may make such adjustments as it deems appropriate and equitable in respect of outstanding Awards, including, but not limited to: (i) cancel all restrictions on Restricted Stock previously awarded to Participants under the Plan, (ii) accelerate the time of exercise so that Options and/or Stock Appreciation Rights and/or Other Stock-Based Awards which are outstanding shall become immediately exercisable in full without regard to any limitations of time or amount otherwise contained in the Plan or the applicable Agreements, (iii) determine that the Options or Stock Appreciation Rights or Other Stock-Based Awards shall be adjusted and make such adjustments by substituting for Common Stock subject to such Options or Stock Appreciation Rights or Other Stock-Based Awards stock or other securities of any successor corporation to the Company or stock or other securities that may be issuable by another corporation in the transaction if such stock or other securities are publicly traded, or, if such stock or other securities are not publicly traded, by substituting stock or other securities of an affiliate of such corporation if the stock or other securities of such affiliate are publicly traded. In any such adjustment event the aggregate exercise price (as applicable) shall remain the same and the amount of shares or other securities subject to option or other rights under an Award shall be the amount of shares or other securities which could have been purchased on the closing date or expiration date of such transaction with the proceeds which would have been received by the Participant if the Option or Stock Appreciation Right or Other Stock-Based Award had been exercised in full prior to such transaction or expiration date and the Participant exchanged all of such shares in the transaction. No Participant shall have any right to prevent the consummation of any of the foregoing acts affecting the number of shares available to such Participant. Any actions or determinations of the Committee under this paragraph (b) of Section 17 need not be uniform as to all outstanding Awards, nor treat all Participants identically. Notwithstanding the foregoing adjustments, any changes to Incentive Stock Options shall, unless the Committee determines otherwise, only be effective to the extent such adjustments or changes do not cause a "modification" (within the meaning of Section 424(h)(3) of the Code) of such Incentive Stock Options or adversely affect the tax status of such Incentive Stock Options.

  18. Miscellaneous Provisions. (a) The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the issuance of shares or the payment of cash upon exercise or payment of any Award. Proceeds from the sale of shares of Common Stock pursuant to Options granted under the Plan shall constitute general funds of the Company. The expenses of the Plan shall be borne by the Company.

  (b) Subject to the provisions of the Plan and the applicable Agreement, an Award by its terms shall be personal and no Award may be sold, transferred, pledged, assigned, encumbered or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. During the lifetime of a Participant, his or her Award shall be exercisable only by such Participant. In the event any Award is exercised by the executors, administrators, heirs or distributees of the estate of a deceased Participant pursuant to the terms and conditions of the Plan and the applicable Agreement, the Company shall be under no obligation to issue Common Stock thereunder unless and until the Company is satisfied, as determined in the discretion of the Committee, that the person or persons exercising such Award are the duly appointed legal representative of the deceased Participant's estate or the proper legatees or distributees thereof. Notwithstanding anything contained in the Plan to the contrary, at the Committee's discretion, an Agreement may permit the transfer of an Award other than an Incentive Stock Option by the recipient thereof, subject to such terms, conditions and limitations prescribed by the Committee, and the applicable transferee of such Award shall be treated under the Plan and the applicable Agreement as the Participant for purposes of any exercise of such Award.

  (c) It is understood that the Committee may, at any time and from time to time after the granting of an Award, specify such additional terms, conditions and restrictions with respect to any such Option, Stock Appreciation Right, Limited Right, Other Stock-Based Award, Restricted Stock and/or Dividend Equivalent subject to such Award as may be deemed necessary or appropriate to ensure compliance with any and all applicable laws, including, but not limited to, terms, restrictions and conditions for compliance with Federal and state securities laws and methods of withholding or providing for the payment of required taxes and restrictions regarding a Participant's ability to exercise Awards under a cashless exercise program established by the Committee.

  (d) If at any time the Committee shall determine, in its discretion, that the listing, registration and/or qualification of shares of Common Stock upon any national securities exchange or under any state or Federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the sale or purchase of shares of Common Stock hereunder, no Option or Stock Appreciation Right or Other Stock-Based Award may be exercised or Restricted Stock or bonus or other compensation payable in Common Stock may be transferred in whole or in part unless and until such listing, registration, qualification, consent and/or approval shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Committee.

  (e) The Committee may require Participants receiving Common Stock in connection with any Award under the Plan to represent and agree with the Company in writing that the Participant is acquiring the shares for investment without a view to distribution thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

  (f) The Committee may, in its discretion, extend one or more loans to Participants who are key employees of the Company or a Subsidiary in connection with the exercise or receipt of an Award granted to any such employees. The terms and conditions of any such loan shall be set by the Committee.

  (g) By accepting any benefit under the Plan, each Participant and each person claiming under or through such Participant shall be conclusively deemed to have indicated their acceptance and ratification of, and consent to, all of the terms and conditions of the Plan and any action taken under the Plan by the Committee, the Company or the Board.

  (h) From and after the date of approval of the Plan by the Company's stockholders, no subsequent awards of any kind shall be granted under the Company's Stock Incentive Plan approved by its shareholders in April 1990 (the "Predecessor Plan").

  (i) Neither the adoption of the Plan nor anything contained herein shall (i) affect any other compensation or incentive plans or arrangements of the Company or any Subsidiary (other than the Predecessor Plan, as provided in paragraph
(h) of this Section 18), or (ii) prevent or limit the right of the Company or any Subsidiary to (A) establish any other forms of incentives or compensation for their employees or consultants or directors, or (B) grant or assume options or other rights otherwise than under the Plan.

  (j) The Plan shall be governed by and construed in accordance with the laws of the State of New Jersey, except as superseded by applicable Federal law.

  19. Limits of Liability. (a) Any liability of the Company or a Subsidiary to any Participant with respect to any Award shall be based solely upon contractual obligations created by the Plan and the Agreement.

  (b) Neither the Company nor a Subsidiary nor any member of the Committee or the Board, nor any other person participating in any determination of any question under the Plan, or in the interpretation, administration or application of the Plan, shall have any liability, in the absence of bad faith, to any party for any action taken or not taken in connection with the Plan, except as may expressly be provided by statute.

  20. Limitations Applicable to Certain Awards Subject to Section 16 and Code
Section 162(m). Unless stated otherwise in the Agreement, notwithstanding any other provision of the Plan, any Award granted to an executive or officer of the Company who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including Rule 16b-3 as it may be amended from time to time) that are requirements for the application of such exemptive rule, and the Plan shall be deemed amended to the extent necessary to conform to such limitations. Furthermore, unless stated otherwise in the Agreement, notwithstanding any other provision of the Plan, any Award granted to an officer or executive of the Company intended to qualify as "other performance-based compensation" as described in Section 162(m)(4)(C) of the Code shall be subject to any additional limitations set forth in Section 162(m) of the Code (including any amendment to Section 162(m) of the Code) or any regulations or rulings issued thereunder that are requirements for qualification as "other performance-based compensation" as described in Section 162(m)(4)(C) of the Code, and the Plan shall be deemed amended to the extent necessary to conform to such requirements.

  21. Amendments and Termination. The Board may, at any time and with or without prior notice, amend, alter, suspend or terminate the Plan; provided, however, no amendment, alteration, suspension or termination shall be made which would impair the rights of any holder of an Award theretofore granted without his or her written consent or which, without first obtaining approval of the stockholders of the Company (where such approval is necessary to satisfy the then-applicable requirements of Rule 16b-3, or any requirements under the Code relating to Incentive Stock Options or for exemption from Section 162(m) of the Code, or applicable state law), would:

    (a) except as is provided in Sections 4(a) and 17, increase the maximum number of shares of Common Stock which may be sold or awarded under the Plan;

    (b) change the class of persons eligible to receive an Award under the Plan; or

    (c) extend the duration of the Plan or the period during which Options may be exercised under Section 6(b).

  The Committee may amend the terms of any Award theretofore granted, including any Agreement, retroactively or prospectively, but no such amendment shall impair the previously accrued rights of any Participant without his or her written consent.

  22. Duration. Following adoption of the Plan by the Board, the Plan shall become effective as of the date on which it is approved by the holders of a majority of the Company's outstanding Common Stock which is present and voted at a meeting, which approval must occur within the period ending twelve months after the date the Plan is adopted by the Board. The Plan shall terminate upon the earliest of the following dates or events to occur:

    (a) upon the effective date of a resolution adopted by the Board terminating the Plan;

    (b) the date all shares of Common Stock subject to the Plan are delivered pursuant to the Plan's provisions; or

    (c) ten (10) years from the date the Plan is approved by the Company's shareholders.

  No Award may be granted under the Plan after the earliest to occur of the events or dates described in the foregoing paragraphs (a) through (c) of this
Section 22; however, Awards theretofore granted may extend beyond such date.

  No such termination of the Plan shall affect the rights of any Participant hereunder and all Awards previously granted hereunder shall continue in force and in operation after the termination of the Plan, except as they may be otherwise terminated in accordance with the terms of the Plan or the Agreement.

                              ASARCO INCORPORATED                      EXHIBIT B

                INCENTIVE COMPENSATION PLAN FOR SENIOR OFFICERS
                          (EFFECTIVE JANUARY 1, 1996)

                                    PURPOSE

  The purpose of the ASARCO Incorporated Incentive Compensation Plan for Senior Officers is to promote the interests of the shareholders of ASARCO Incorporated by providing a competitive level of compensation to the top executives of ASARCO Incorporated through incentives bonuses which are tied to the financial performance of ASARCO Incorporated.

                                   ARTICLE I

                                  DEFINITIONS

  Whenever used herein, unless the context otherwise indicates, the following terms shall have the respective meanings set forth below.

1.1 "Applicable Net Earnings" means 2.0% of the Company's audited net after-tax income, as adjusted by the Committee to eliminate special after-tax credits and charges for non-recurring items (as identified in the Company's annual financial statements and management's discussion and analysis).

1.2 "Award" means the portion of the Covered Employees Performance Fund to which a Participant is entitled, as determined pursuant to Article II of the Plan.

1.3  "Board" means the Board of Directors of ASARCO Incorporated.

1.4 "Board Committee" means the members of the Board who have never been employees of the Company.

1.5  "Code" means the Internal Revenue Code of 1986, as amended.

1.6 "Committee" means the Organization and Compensation Committee of the Board, or such other committee as may be designated by the Board to administer the Plan.


1.7  "Company" means ASARCO Incorporated, or any successor entity.

1.8 "Covered Employees Performance Fund" means a fund equal to Applicable Net Earnings.

1.9  "Effective Date" means January 1, 1996.

1.10 "Participant" means, for a given Performance Year, an employee of the Company (including such an employee who is also a member of the Board) who is shown as one of the five most highly compensated named executive officers of the Company in the Company's proxy statement with respect to such Performance Year.

1.11 "Participant Director" means a Participant who is also a member of the Board.

1.12 "Performance Year" means the calendar year, or such other fiscal year as the Board may adopt for the Plan.

1.13 "Plan" means the ASARCO Incorporated Incentive Compensation Plan for Senior Officers, as the same may be amended from time to time.

1.14 When used herein, the masculine gender will be deemed to include the feminine gender, and the singular number the plural, unless the context clearly indicates otherwise.

                                   ARTICLE II

                ALLOCATION OF COVERED EMPLOYEES PERFORMANCE FUND

2.1 For each Performance Year beginning on and after the Effective Date, the Participants as a group, shall be eligible to receive, as incentive compensation under the Plan, the Covered Employees Performance Fund, if any, as determined for such Performance Year.

2.2 In the discretion of the Committee, the Covered Employees Performance Fund for a given Performance Year shall be divided into individual Awards for that Performance Year's Participants (subject to the maximum individual limits set forth in Section 2.3) and paid, in accordance with Section 3.1, to such Participants. In so dividing the Covered Employees Performance Fund and making Awards to individual Participants, the Committee may consider a Participant's effect on various factors including, without limitation, the financial results of the Company, progress on strategic initiatives, compensation payouts in past years, competitive compensation practices and overall corporate results. Notwithstanding the foregoing, in the case of Participant Directors, the Committee's duties hereunder will be to make recommendations to the Board Committee regarding the individual Awards for such Participant Directors which individual Awards will then be subject to the approval of a majority of the Board Committee.

2.3 The amount of any Award hereunder shall not exceed the following individual limitations for any Performance Year: (i) no more than 37.5% of the Covered Employees Performance Fund may be paid to the Chief Executive Officer of the Company, (ii) no more than 25.0 % of the Covered Employees Performance Fund may be paid to the second most highly compensated Participant, and (iii) no more than 12.5% of the Covered Employees Performance Fund may be paid to any of the other Participants.

2.4 If a Participant ceases to be employed by the Company or its subsidiaries at any time prior to the end of a Performance Year, amounts shall be paid to the Participant under the Plan as determined by the Committee.

                                  ARTICLE III

                             DISTRIBUTION OF AWARDS

3.1 Distribution of each Participant's Award shall normally be made as soon as practicable after the Company's receipt of its audited financial statements for the Performance Year with respect to which the amount of the Award is determined. Such payments shall be made in cash or, in the discretion of the Committee, in shares of Company Common Stock pursuant to Section 9 of the Company's 1996 Stock Incentive Plan.

3.2 Notwithstanding anything herein to the contrary, no Awards need be made from the Covered Employees Performance Fund for any Performance Year, payments under the Plan to any Participant shall be at the sole discretion of the Committee (or, in the case of Participant Directors, the Board Committee), and no Participant shall be entitled to any payments under the Plan unless and until the Company shall have made payment of the Award to the Participant.

3.3 In the discretion of the Committee, payment of any Award, or any portion thereof, may be deferred by a Participant within limits established by the Committee. Any such deferrals shall be accomplished by the delivery of a written, irrevocable election (in the form prescribed by the Committee) by the Participant prior to the time established by the Committee for such purpose. All such deferrals shall be made in accordance with administrative guidelines established by the Committee to ensure that such deferrals comply with the requirements of applicable law, including, without limitation, the Code. Deferred Awards shall be paid in a lump sum or installments, as determined by the Committee, from the general assets of the Company. Deferred Awards may also be credited with interest or another earnings factor, at such rates or in such manner as are determined by the Committee.

3.4 Under no circumstances will any Company funds be set aside or reserved for any Participant for payment under the Plan, and any obligation of the Company to a Participant under the Plan will be unfunded and will be paid from the general assets of the Company.

                                   ARTICLE IV

                                 ADMINISTRATION

4.1 The Plan shall be administered by the Committee which shall have the exclusive authority and responsibility to interpret the Plan's provisions, including, without limitation, the eligibility for and the amounts of Awards payable hereunder and the person or persons to whom such Award is payable. The Committee shall be appointed from time to time by the Board and shall consist of not less than three (3) members of the Board. Notwithstanding the foregoing, matters relating to the Awards payable hereunder to Participant Directors shall be administered by the Board Committee.

                                   ARTICLE V

                                 MISCELLANEOUS

5.1 The Board of Directors may, in its sole discretion, terminate, suspend or amend the Plan at any time or from time to time, in whole or in part; provided however, that no such termination, suspension or amendment shall adversely affect a Participant's right to receive an Award under the Plan after the start of a Performance Year, without such Participant's written consent.

5.2 Nothing contained in the Plan will confer upon any Participant the right to be retained in the service of the Company or any of its affiliates; nor will it interfere with the right of the Company or any of its affiliates to discharge or otherwise deal with a Participant without regard to the existence of the Plan.

5.3 To the maximum extent permitted by law, no Award under the Plan shall be assignable or subject in any manner to alienation, sale, transfer, claims of creditors, pledge, attachment or encumbrances of any kind.

5.4 If any dispute arises under the Plan between the Company and a Participant (or his beneficiary) as to the amount or timing of any Award payable hereunder or as to the persons entitled thereto, such dispute shall be resolved by binding arbitration proceedings initiated by either party to the dispute in accordance with the rules of the American Arbitration Association and the results of such proceedings shall be conclusive on both parties and shall not be subject to judicial review. In the event of any dispute covered by this Section 5.4, each party shall pay its own costs and expenses, including attorney's fees, with respect hereto; provided, however, that all such costs and expenses shall be paid promptly by the losing party to the prevailing party if it is determined by the arbitrators that the position taken by the losing party was without merit.

5.5 Notwithstanding any other provision of the Plan, no Awards hereunder shall be made unless the Plan is approved by the Board, and by the shareholders of the Company.

5.6 The Company shall have the right to deduct from any payments made hereunder any amounts necessary to satisfy applicable withholding tax requirements.

5.7 Notwithstanding any other provision of the Plan, Awards made hereunder are intended to qualify as "other performance-based compensation," as described in Code section 162(m)(4)(C), and shall be subject to any additional limitations as set forth in Code section 162(m) or any regulations or rulings issued thereunder or with respect thereto that are requirements for qualification as "other performance-based compensation" as described in Code section 162(m)(4)(C), and the Plan shall be deemed amended to the extent necessary to conform to such requirements.

5.8 The Plan shall not be deemed an exclusive method of providing incentive compensation for Participants, nor shall it preclude the Committee or the Board from authorizing or approving other forms of incentive compensation, including cash incentive compensation to officers who are Participants in the Plan in excess of amounts payable under the Plan or when no amounts are payable under the Plan.

5.9 Any provision of the Plan deemed to be in violation of any law or regulation shall be null and void and of no effect and shall not affect the validity of any other provision hereof.

5.10 The Plan shall be governed by the laws of the State of New Jersey to the extent not preempted by Federal law.

                              ASARCO Incorporated
                                   P R O X Y
           Proxy Solicited by Board of Directors for Annual Meeting
                   of Stockholders to be held April 24, 1996

        The undersigned hereby appoints RICHARD DE J. OSBORNE, FRANCIS R. McALLISTER and AUGUSTUS B. KINSOLVING, and each of them, with power of substitution, the proxies of the undersigned to vote all the shares the undersigned may be entitled to vote at the annual meeting of stockholders of ASARCO Incorporated, to be held in the Ground Floor Auditorium, 1 Chase Manhattan Plaza, New York, New York at 2 P.M., on Wednesday, April 24, 1996, and at any adjournments thereof upon all matters specified in the notice of said meeting as set forth on the reverse hereof, and upon such other business as may lawfully come before the meeting.

        Classified Board Election: For the nominees listed on the reverse hereof, or such other person or persons, if any, as may be chosen to replace unavailable nominees.

        The shares represented by this proxy will be voted as directed by the stockholder. If a signed proxy is returned to the Company with no voting instruction given, such shares will be voted FOR all nominees for election as directors, FOR Proposal No. 2, FOR Proposal No. 3 and FOR Proposal No. 4. If you do not wish your shares voted FOR a particular nominee, mark the Exception box and enter the name(s) of the exception(s) in the space provided.

        PLEASE VOTE ON ALL PROPOSALS, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

(Continued on the other side.)

                                        ASARCO INCORPORATED
                                        P.O. BOX 11467
                                        NEW YORK, N.Y. 10203-0467

Directors recommend a vote "For"
1. Classified board election:

          For      Withhold   Exception*

          [_]        [_]       [_]

*Exception(s):
              ----------------------------

Class II Director Nominees: Willard C. Butcher, Richard de J. Osborne and Martha T. Muse.

Directors recommend a vote "For"

2. Selection of Coopers & Lybrand as independent auditors for 1996.

          For      Against   Abstain

          [_]        [_]       [_]

Directors recommend a vote "For"
3. Proposal to adopt a 1996 Stock Incentive Plan.

          For      Against   Abstain

          [_]        [_]       [_]

Directors recommend a vote "For"
4. Proposal to adopt an Incentive Compensation Plan for Senior Officer.

          For      Against   Abstain
          [_]        [_]       [_]

5. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

Mark here to elect NOT to have your vote kept confidential.

                            Address Change Comments

              If you have noted either an Address Change or made
             Comments on the reverse side of this card, mark here.

Please sign exactly as name or names appear on this proxy. If stock is held jointly, each holder should sign. If signing as attorney, trustee, executor, administrator, custodian, guardian or corporate officer, please give full title.

                                                DATED                     , 1996
                                                       -------------------
                                                SIGNED
                                                       -------------------------

                                                       -------------------------


                                    Votes must be indicated (X) in Black
                                    or Blue as in this example.               X

Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope

                              ASARCO INCORPORATED
                                180 MAIDEN LANE
                            NEW YORK, NEW YORK 10038

BECAUSE OF DELAYS IN MAIL
PLEASE SIGN AND RETURN THE
ENCLOSED PROXY EVEN IF YOU
RETURNED THE ORIGINAL

                                                                   April 7, 1996

To the Stockholders of ASARCO Incorporated

                                   A REMINDER

  We have previously sent to you proxy soliciting material relating to the annual meeting of stockholders to be held on April 24, 1996.

  According to our latest records, we have not as yet received your Proxy. The time before the meeting is short and many of our shares are held in small amounts. Your signed Proxy will be helpful, whether your holding is large or small, and will aid us in avoiding further expense and delay.

  A Proxy and return envelope are enclosed for your use.

  Thank you for your cooperation.

                             Very truly yours,

                                          R. Ferri
                                          Secretary

                              PLEASE ACT PROMPTLY